Exhibit 2.1 EXECUTION VERSION Certain identified confidential information contained in this document, marked by brackets, has been excluded from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed. Ark Insurance Holdings Limited Subscription and Purchase Agreement CityPoint, 1 Ropemaker Street London, EC2Y 9AW

TABLE OF CONTENTS 1. Definitions...................................................................................................................... 4 2. Subscription, sale and purchase and other transactions. .............................................. 14 3. Conditions. ................................................................................................................... 17 4. Pre-Completion undertakings. ..................................................................................... 22 5. FAL Availability. ......................................................................................................... 24 6. Completion. .................................................................................................................. 25 7. Warranties. ................................................................................................................... 27 8. Covenants. .................................................................................................................... 27 9. Additional funding. ...................................................................................................... 28 10. Confidentiality. ............................................................................................................ 29 11. Waiver of existing claims. ........................................................................................... 30 12. White Mountains guarantee. ........................................................................................ 30 13. Substitution of Investor. ............................................................................................... 31 14. General. ........................................................................................................................ 31 SCHEDULE 1 Structure Steps Plan ....................................................................................39 SCHEDULE 2 Completion arrangements ...........................................................................40 SCHEDULE 3 Conduct of business before Completion .....................................................44 SCHEDULE 4 Warranties ...................................................................................................47 SCHEDULE 5 Conditions ...................................................................................................51 SCHEDULE 6 Completion Accounts ..................................................................................56 SCHEDULE 7 Selling Shareholders ...................................................................................63

SCHEDULE 8 Form of Deed of Substitution ......................................................................64

4 THIS AGREEMENT is made on 1 October 2020 and amended and restated on 14 December 2020 PARTIES (1) ARK INSURANCE HOLDINGS LIMITED, an exempted company limited by shares incorporated in Bermuda whose registered office is at c/o Conyers Corporate Services (Bermuda) Limited, Clarendon House, 2 Church Street, Hamilton, HM 11, Bermuda (the “Company”); (2) BRIDGE HOLDINGS (BERMUDA) LTD, an exempted company limited by shares incorporated in Bermuda with registration number 38709 and whose registered office is at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda (the “Investor”); (3) WHITE MOUNTAINS INSURANCE GROUP, LTD, an exempted Bermuda company whose registered office is at Clarendon House, 2 Church Street, Hamilton, HM11, Bermuda (“White Mountains”); and (4) THE PERSONS whose names and addresses are set out in Exhibit A to Schedule 7 (the “Selling Shareholders”), each a “party” and together, the “parties”. INTRODUCTION The parties wish to enter into this Agreement for the purposes of regulating (among other things): (i) the subscription by the Investor for, and the issue by the Company to the Investor of, the Subscription Shares and (ii) the purchase of the Sale Shares by the Investor from the Selling Shareholders, in each case on the terms and subject to the conditions set forth in this Agreement. AGREEMENT 1. Definitions. 1.1. In this Agreement (including the recitals), the following words and expressions shall have the following meanings: “2019 Audited Accounts” means the audited statutory annual consolidated financial statements of the Company for the financial year ended on 31 December 2019; “2020 Audited Accounts” means the audited statutory annual consolidated financial statements of the Company for the financial year ending on 31 December 2020; “A Ordinary Shares” means A Ordinary Shares of US$1.00 each in the capital of the Company and having the rights set out in the Bye-laws; “A1 Ordinary Shares” means A1 Ordinary Shares of US$0.000479432 each in the capital of the Company and having the rights set out in the Bye-laws; “A2 Ordinary Shares” means A2 Ordinary Shares of US$5.037413294 each in the capital of the Company and having the rights set out in the Bye-laws;

5 “A3 Ordinary Shares” means A3 Ordinary Shares of US$1.120135961 each in the capital of the Company and having the rights set out in the Bye-laws; “A4 Ordinary Shares” means A4 Ordinary Shares of US$4.752860271 each in the capital of the Company and having the rights set out in the Bye-laws; “A5 Ordinary Shares” means A5 Ordinary Shares of US$2.430679879 each in the capital of the Company and having the rights set out in the Bye-laws; “A6 Ordinary Shares” means A6 Ordinary Shares of US$1.120117793 each in the capital of the Company and having the rights set out in the Bye-laws; “Actual Tangible Book Value” means the aggregate value of all assets of the Group excluding (i) investments in subsidiaries and (ii) intangibles (which intangibles shall include all goodwill and the GAIL Fair Value Asset) less the aggregate value of all liabilities of the Group, in each case, as at the Effective Time, as calculated in accordance with Schedule 6; “Additional Funding Amount” has the meaning given in Clause 9.1; “Additional Funding Period” has the meaning given in Clause 9.4; “Additional Funding Request Notice” has the meaning given in Clause 9.1; “Agreed Press Release” means the announcement in the agreed form to be released by White Mountains on or around the date of this Agreement; “Agreement” means this subscription and purchase agreement, including the Schedules to this agreement; “AHU” means Accident & Health Underwriting Limited, a company incorporated in England and Wales under No. 03938590; “Alternative Structure” has the meaning given in Clause 9.3(b); “AMB Funding Support Letter” means the letter from the Investor to the Company dated on or around the date of this Agreement in relation to matters connected with A.M. Best; “Applicable Law” means all laws, regulations, directives, statutes, subordinate legislation, common law and civil codes of any jurisdiction, all judgments, orders, notices, instructions, decisions and awards of any court or competent authority or tribunal exercising statutory or delegated powers and all codes of practice having force of law, statutory guidance and policy notes, in each case to the extent applicable to the parties or any of them, or as the context requires; “Appropriate Regulator” means, in accordance with section 178(2A) of FSMA, (i) the PRA, in respect of Ark MA and (ii) the FCA, in respect of AHU; “Ark MA” means Ark Syndicate Management Limited, a company incorporated in England and Wales under No. 05887810 and which is the managing agent of the Syndicates;

6 “AUI” means Ark Underwriting Inc., a company incorporated in the State of Connecticut under No. 1111298; “B1 Ordinary Shares” means B1 Ordinary Shares of US$0.000479432 each in the capital of the Company and having the rights set out in the Bye-laws; “B3 Ordinary Shares” means B3 Ordinary Shares of US$1.120135961 each in the capital of the Company and having the rights set out in the Bye-laws; “Bermuda Insurance Act” means the Bermuda Insurance Act 1978 and related regulations; “BMA” means the Bermuda Monetary Authority or any successor or replacement body(ies); “Books and Records” has its common law meaning and includes, without limitation, all notices, correspondence, orders, inquiries, drawings, plans, books of account and other documents and all computer disks or tapes or other machine legible programmes or other records; “Business” means the business of owning, managing and operating an underwriting business at Lloyd’s and through a Bermuda (re)insurance company and anything incidental thereto or connected therewith, including the distribution of products to insureds or intermediaries as carried on by the Group; “Business Day” means a day on which banks are open for normal banking business in the City of London and in the State of New York and in Bermuda (excluding Saturdays and Sundays); “Bye-laws” means the amended and restated bye-laws of the Company (in the agreed form) to be adopted by the Company on Completion and, once adopted, those Bye-laws as amended from time to time and any reference to a “Bye-law” shall be to a Bye-law of the Bye-laws of the Company; “C1 Ordinary Shares” means C1 Ordinary Shares of US$0.10 each in the capital of the Company and having the rights set out in the Bye-laws; “C2 Ordinary Shares” means C2 Ordinary Shares of US$0.10 each in the capital of the Company and having the rights set out in the Bye-laws; “Company’s Accountants” means a firm of accountants selected by the Company; “Company’s Solicitors” means Willkie Farr & Gallagher (UK) LLP of CityPoint, 1 Ropemaker Street, London, EC2Y 9AW; “Company Warranties” means the warranties set out in Part A of Schedule 4; “Completion” means completion of: (i) the subscription by the Investor of the Subscription Shares, and the allotment and issue of the Subscription Shares to the Investor; and (ii) the sale and purchase of the Sale Shares, in each case in accordance with Clause 6;

7 “Completion Accounts” has the meaning given in paragraph 9 of Part A of Schedule 6 or, if applicable, paragraph 10(a) of Part A of Schedule 6 or paragraph 12(c) of Part A of Schedule 6; “Conditions” means each of the conditions set out in Schedule 5; “Confidential Information” means: (a) the existence of this Agreement, its provisions and the process of its negotiation; and (b) all documents, materials and other information (whether technical, commercial or otherwise) which are received or obtained by a party from another party pursuant to this Agreement; “Contagion Event” means the outbreak and ongoing effects of contagious disease, epidemic or pandemic (including COVID-19); “Corporate Members” means Ark Corporate Member Limited, Ark Corporate Member No. 2 Limited and Ark Corporate Member No. 3 Limited; “Cut Off Time” means 5.00p.m. on 17 December 2020, or such other date and time as the Founding Shareholders and the Investor may agree in writing; “Data Room” means the information and documents contained in the virtual data room hosted by Sterling Technology Ltd. under the name Echo at https://www.sterlingvdr.com/ as at 23.59p.m. on 28 September 2020 and as made available to the Investor and its advisers in connection with the matters set out in this Agreement and as contained on the USB sticks issued by Sterling Technology Ltd. and which have been delivered to the Investor promptly following the date of this Agreement; “Deed of Substitution” has the meaning given in Clause 13.1; “Delivery Time” has the meaning given in paragraph 3 of Part C of Schedule 6; “Disclosed” means fairly disclosed in such manner and in such detail as to enable a reasonable investor to make a reasonable assessment of the nature and scope of the matter concerned and “Disclose” shall be construed accordingly; “Dispute Notice” has the meaning given in paragraph 7 of Part A of Schedule 6; “Disputes” has the meaning ascribed to it in Clause 14.32; “Draft Completion Accounts” has the meaning given in paragraph 1 of Part A of Schedule 6; “Effective Time” has the meaning given in paragraph 2 of Part C of Schedule 6; “Employee Shareholders” means each and every person who will hold Shares immediately after Completion, excluding the Investor;

8 “Employment Condition” means the condition listed in paragraph 8 of Schedule 5; “Estimated Tangible Book Value” means US$35,000,000; “Existing Shareholder” means any person who is or was a shareholder of the Company at any time during the period from the date of this Agreement to (but excluding) Completion; “Expert” has the meaning given in paragraph 10(b) of Part A of Schedule 6; “FAL” has the meaning given in the Interim FAL Provision Agreement; “FAL Availability” means the Lloyd’s Commitment becoming available for drawing by the Company in accordance with the terms and conditions of the Interim FAL Provision Agreement; “FAL Availability Certificate” has the meaning given in Clause 5.2; “FAL Availability Certification Date” means the second Business Day immediately following the day on which the last in time of the General Conditions is satisfied (or waived in accordance with this Agreement), or such other date as the Company and the Investor may agree in writing; “FCA” means the Financial Conduct Authority or any successor or replacement body(ies); “Final Structure Step Documents” means each Structure Step Document in such form as the Investor (acting reasonably) shall determine in its sole discretion; “First LoC Condition” means the condition listed in paragraph 4.1 of Schedule 5; “Founding Shareholders” means Ian Beaton and Nicholas Bonnar, and “Founding Shareholder” means either one of them; “FSMA” means the Financial Services and Markets Act 2000; “GAIL” means Group Ark Insurance Limited, a company incorporated in Bermuda with registration number 39617; “GAIL Fair Value Asset” means the fair value adjustment asset in relation to the acquisition of GAIL (which was approximately $30m at 31 December 2019); “General Conditions” means the conditions listed in paragraphs 1 to 6 (inclusive) of Schedule 5, (save for the First LoC Condition), and “General Condition” means any one of them; “Governmental Entity” means any Regulatory Authority or merger control or antitrust authority or any federal, state, municipal, local or foreign government, any political subdivision thereof or any court, administrative or regulatory agency, ministry, self- regulatory organisation, department, instrumentality, body or commission or other governmental or quasi-governmental authority, agency or entity, and any entity or division or official exercising executive, legislative, judicial, regulatory, taxing, or

9 administrative functions of or pertaining to government or any court or arbitration in any jurisdiction; “Group” means the Company and its subsidiary undertakings from time to time and “Group Company” means any one of them; “Group Long-Term Business Plan” means the information included in (i) the document numbered 2.1.4 of the Data Room and (ii) section 5 of the Project Echo Opportunity Overview presentation dated July 2020; “Guaranteed Obligations” has the meaning given in Clause 12.1; “H Shares” means the H shares of US$1.00 each in the capital of the Company, which may be designated by a year of account to which they relate, and references to “H 2018 Shares”, “H 2019 Shares” and “H 2020 Shares” shall be construed accordingly; “H1 Shares” means the H1 shares of US$1.00 each in the capital of the Company, which may be designated by a year of account to which they relate, and references to “H1 2015 Shares”, “H1 2016 Shares”, “H1 2018 Shares” and “H1 2019 Shares” shall be construed accordingly; “HSR Act” means the Hart Scott Rodino Antitrust Improvements Act of 1976 (as amended) and the regulations made thereunder; “IB Amended Service Agreement” means the amended service agreement between Ian Beaton and Ark MA in relation to his role as Chief Executive Officer to be entered into on or around the date of this Agreement and to come into effect on and subject to Completion; “Interim FAL Provision Agreement” means the agreement between the Investor and the Company dated on or around the date of this Agreement pursuant to which the Investor may provide funds to the Company prior to Completion; “Investor’s Accountants” means Deloitte LLP, or such other firm of accountants as notified by the Investor to Company in writing from time to time; “Investor’s Group” means the Investor, its subsidiary undertakings, any holding company of the Investor and all other subsidiary undertakings of any such holding company from time to time; “Investor’s Solicitors” means Slaughter and May of One Bunhill Row, London, United Kingdom EC1Y 8YY; “Investor Pay Up Amount” has the meaning given in Clause 2.3(a); “Investor Warranties” means the warranties set out in Part B of Schedule 4; “Lloyd’s” means the society incorporated under the Lloyd’s Acts 1871 by the name of Lloyd’s; “Lloyd’s Commitment” has the meaning given in the Interim FAL Provision Agreement;

10 “Lloyd’s Purpose” has the meaning given in the Interim FAL Provision Agreement; “Long Stop Date” means 24 January 2021, or such other date as the Company and the Investor may agree in writing; “MAC Event Condition” means the condition listed in paragraph 7 of Schedule 5; “Material Adverse Effect” means any material adverse change, or any development reasonably likely to involve a material adverse change, in the condition (financial, operational, legal or otherwise) or in the assets, liabilities, earnings, business affairs, solvency, or prospects of: (i) the Company; (ii) the Group taken as a whole; or (iii) the Investor, any member of the Investor’s Group or any of the Investor’s shareholders; “NB Amended Service Agreement” means the amended service agreement between Nicholas Bonnar and Ark MA in relation to his role as Chief Underwriting Officer to be entered into on or around the date of this Agreement and to come into effect on and subject to Completion; “Net Claims Reserve” shall include the sum of (i) the reported claims reserves, plus (ii) the incurred but not reported (“IBNR”) reserves, plus (iii) any unexpired risk provision, plus (iv) unallocated loss adjustment expenses; less (v) the reinsurance share of the reported claims, IBNR and any unexpired risk provision; “No Illegality Condition” means the condition listed in paragraph 9 of Schedule 5; “Order” means any judgment, order, award, decree, consent, writ, stipulation or injunction of any Governmental Entity; “PRA” means the Prudential Regulation Authority or any successor or replacement body(ies); “Pre-Completion Certificate” has the meaning given in Clause 6.4; “Preference 1 Shares” means the Preference 1 shares of US$1.00 each in the capital of the Company; “Preference 2 Shares” means the Preference 2 shares of US$1.00 each in the capital of the Company; “Proceedings” has the meaning ascribed to it in Clause 14.32; “Q Shares” means the Q shares of US$1.00 each in the capital of the Company; “Register of Members” means the Company’s register of members as at 30 September 2020 in the form attached to an email from the Company’s Solicitors to the Investor’s Solicitors at 1.58p.m. on 30 September 2020 with the title “Echo – Ark Statutory Books”; “Regulatory Authorisation” means any consent, authorisation, licence, permit, approval or waiver from any Regulatory Authority that is necessary for the carrying on of the business of each Group Company in the manner that it is carried on at the date of this Agreement;

11 “Regulatory Authority” means the PRA, the FCA, the BMA, Lloyd’s and such other governmental or regulatory authorities that have responsibility for regulating the Group; “Regulatory Conditions” means each of the conditions listed in paragraphs 1 and 2 of Schedule 5; “Related Person” means: (i) a person that, directly or indirectly, is Controlled by one or more Existing Shareholders (and for these purposes “Control” shall mean the possession, directly or indirectly, of the power to direct the management and policies of such person, whether through the ownership of a majority of voting securities or by contract or otherwise); (ii) any spouse and/or lineal descendant by blood or adoption or step-child of any Existing Shareholder or any person that, directly or indirectly, is Controlled by any such spouse, lineal descendant or step-child; and (iii) any person or persons acting in its or their capacity as trustee or trustees of a trust of which any Existing Shareholder is the settlor, and the only beneficiaries of which are an Existing Shareholder, that Existing Shareholder’s spouse or civil partner and/or any lineal descendant by blood or adoption or step-child of that Existing Shareholder; and, in respect of Nicholas Bonnar, shall include Trident Trust Company Limited as trustee of the Vineyard Trust and, in respect of Ian Beaton, shall include Trident Trust Company Limited as trustee of Mountain Ash Trust; “Relevant Properties” means the properties set out in schedule 7 to the Warranty Deed; “Reorganisation” has the meaning given in Clause 2.4(a); “Sale Shares” means, in respect of each Selling Shareholder, the Shares set out opposite the name of that Selling Shareholder in the columns named “H1 2015 Shares, #”, “Preference 2 Shares, #”, “H 2018 Shares, #”, “H 2019 Shares, #” and “H 2020 Shares, #” of Exhibit A to Schedule 7; “Sale Shares Consideration” means US$45,048,412.63; “Scheduled Completion Date” has the meaning given in Clause 6.2; “Selling Shareholder Warranties” means the warranties set out in Part C of Schedule 4; “Service Document” means a claim form, application notice, order, judgment or other document relating to any Proceedings; “Shareholders’ Deed” means the shareholders’ deed in the agreed form relating to the Company to be entered into at Completion by and between, among others, the Company, the Investor and the Managers (as defined therein); “Shares” means shares of whatever class in the issued share capital of the Company from time to time; “SMF Holder” means a person who carries out any senior manager function for the purposes of the UK Senior Managers and Certification Regime; “Staff Bonus Amount” means US$750,000;

12 “Structure Step Document” means each resolution, set of bye-laws, shareholder consent, board minutes, waiver and any other document ancillary to, and necessary for, the implementation of the Structure Steps, including any such document referenced in the Structure Steps; “Structure Steps” means each of the steps set out in the Structure Steps Plan; “Structure Steps Plan” means the plan set out in Schedule 1, or such other plan as may be agreed between the Founding Shareholders and the Investor prior to Completion; “Subscription Price” means an amount equal to US$600,000,000, being the aggregate subscription price to be paid by the Investor for the Subscription Shares; “Subscription Price Balance” has the meaning given in Clause 6.9(b); “Subscription Shares” means 6,000,000 A Ordinary Shares; “Subscription Structure” has the meaning given in Clause 9.3(a); “Syndicate 3902” means Syndicate 3902, a Lloyd’s syndicate managed by Ark MA; “Syndicate 4020” means Syndicate 4020, a Lloyd’s syndicate managed by Ark MA; “Syndicates” means Syndicate 3902 and Syndicate 4020; “T Shares” means the T shares of US$1.00 each in the capital of the Company; “Taxation” or “Tax” means: (i) all forms of tax, levy, duty, charge, impost, withholding, deduction, tariff, governmental charge, social security contribution or other amount in the nature of tax whatsoever and whenever created, enacted or imposed in any jurisdiction, payable to or imposed by any Tax Authority; and (ii) all charges, interest, penalties and fines incidental or relating to any Taxation falling within paragraph (i) above or which arise as a result of the failure to pay any Taxation on the due date or to comply with any obligation relating to Taxation; “Tax Authority” means any revenue, customs, fiscal, governmental, statutory, state or provincial authority, body or person in any relevant jurisdiction; “Third Party Right” means any interest or equity of any person (including any right to acquire, option or right of pre-emption or conversion) or any mortgage, charge, pledge, lien, assignment, hypothecation, encumbrance, security interest, title retention or any other security agreement or arrangement, or any agreement to create any of the foregoing; “Transaction Documents” means this Agreement, the Bye-laws, the Shareholders’ Deed, the Interim FAL Provision Agreement, the AMB Funding Support Letter, the Warranty Deed, the IB Amended Service Agreement, the NB Amended Service Agreement, and any other agreements or documents entered into in connection with, or pursuant to, any of the foregoing; “Trustee Sale Agreements” means each of: (i) the share purchase agreement relating to the purchase of 70 Z Shares between Trident Trust Company Limited as trustee of

13 the Vineyard Trust and Nicholas Kershaw Bonnar dated 7 March 2017; and (ii) the share purchase agreement relating to the purchase of 70 Z Shares between Trident Trust Company Limited as trustee of Mountain Ash Trust and Ian Eric Beaton dated 7 March 2017; “UK GAAP” means the Financial Reporting Standard 102 issued by the Financial Reporting Council (“FRC”), applicable Abstracts issued by the FRC, the requirements of applicable law, and applicable pronouncements by the Conduct Committee of the FRC; “W&I Broker” has the meaning given in the Warranty Deed; “W&I Insurance Policy” has the meaning given in the Warranty Deed; “W&I Insurer” has the meaning given in the Warranty Deed; “Warranties” means the Company Warranties, the Investor Warranties and the Selling Shareholder Warranties; “Warranty Deed” means the management warranty deed entered into on or around the date of this Agreement between the Warrantors (as defined therein) and the Investor; “Waterfall Schedule” means the waterfall proceeds schedule in the agreed form or such other form as the Investor and each Founding Shareholder may agree in writing from time to time; “Working Hours” means 8.30 a.m. to 6.30 p.m. on a Business Day in the time zone of the recipient; “Z Shares” means the Z shares in the capital of the Company with a nominal value (i) prior to Completion of US$1.00 each; and (ii) following Completion of US$0.000047943 each; “Z1 Shares” means the Z1 shares of US$0.000047943 each in the capital of the Company; and “Z Shares Condition” means the condition listed in paragraph 10 of Schedule 5. 1.2. In this Agreement: (a) a reference to a document in the “agreed form” is a reference to a document in a form approved and for the purposes of identification signed by or on behalf of the Investor and the Company or otherwise agreed in writing (including by e- mail) by or on behalf of the Investor and the Company to be in an approved form; (b) a reference to a statutory provision includes a reference to: (i) the statutory provision as modified or re-enacted or both from time to time whether before or after the date of this Agreement; and

14 (ii) any subordinate legislation made under the statutory provision whether before or after the date of this Agreement; (c) a reference to a person includes a reference to a body corporate, association or partnership; (d) a reference to a person includes a reference to that person’s legal personal representatives and successors; (e) the expressions “subsidiary undertaking” and “holding company” shall have the meanings given in the Companies Act 2006; (f) use of any gender includes the other genders; (g) a reference to a Clause or Schedule, unless the context otherwise requires, is a reference to a clause of or schedule to this Agreement; (h) any reference to a “day” (including the phrase “Business Day”) shall mean a period of 24 hours running from midnight to midnight; (i) references to the knowledge, information, belief or awareness of the Company shall be limited to the actual knowledge of Ian Beaton, Nicholas Bonnar and/or Neil Smith (as the case may be), and anything of which they would have had knowledge of had they made due and careful enquiries (including due and careful enquiries of the other Senior Employees (as defined in the Warranty Deed)); (j) unless stated otherwise, references to time are to London time; (k) the rule known as the ejusdem generis rule shall not apply and accordingly general words introduced by the word “other” shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things; (l) general words shall not be given a restrictive meaning by reason of the fact that they are followed by particular examples intended to be embraced by the general words; and (m) references to writing shall include any modes of reproducing words in a legible and non-transitory form and whether sent or supplied by electronic mail. 1.3. The headings in this Agreement do not affect its interpretation. 2. Subscription, sale and purchase and other transactions. 2.1. Subscription for the Subscription Shares (a) On and subject to the terms and conditions of this Agreement, at Completion: (i) the Investor shall subscribe for the Subscription Shares, and (ii) the Company shall allot and issue the Subscription Shares free from Third Party Rights and fully paid to the Investor.

15 (b) The total consideration for the subscription by the Investor of the Subscription Shares shall be the payment by the Investor of the Subscription Price in accordance with Clause 6. 2.2. Sale and Purchase of the Sale Shares (a) On and subject to the terms and conditions of this Agreement, at Completion, each Selling Shareholder shall sell, and the Investor shall purchase from each Selling Shareholder, those Sale Shares set out opposite the name of that Selling Shareholder in the columns named “H1 2015 Shares, #”, “Preference 2 Shares, #”, “H 2018 Shares, #”, “H 2019 Shares, #” and “H 2020 Shares, #” of Exhibit A to Schedule 7 with full title guarantee and free from Third Party Rights, and together with all rights attached or accruing to them at Completion. (b) The total consideration payable by the Investor for the Sale Shares shall be the Sale Shares Consideration. 2.3. Additional Transactions (a) At Completion, the Investor shall pay $1,230,950 (the “Investor Pay Up Amount”) to the Company to pay up the H1 2015 Shares purchased from the Founding Shareholders pursuant to Clause 2.2. (b) At Completion, Ian Beaton shall: (i) pay the aggregate amount of US$1,929,819 to the Company to pay up all of his H1 (2016) Shares, all of his H1 (2018) Shares and all of his H1 (2019) Shares registered in his name and immediately thereafter the Company shall repurchase (for the aggregate price of US$1) those H1 (2016) Shares, H1 (2018) Shares and H1 (2019) Shares and cancel them; and (ii) repay the aggregate amount of US$141,926 to the Company in respect of his acquisition of H1 (2017) Shares, which have previously been repurchased by the Company. (c) At Completion, Nicholas Bonnar shall: (i) pay the aggregate amount of US$1,929,819 to the Company to pay up all of his H1 (2016) Shares, all of his H1 (2018) Shares and all of his H1 (2019) Shares registered in his name and immediately thereafter the Company shall repurchase (for the aggregate price of US$1) those H1 (2016) Shares, H1 (2018) Shares and H1 (2019) Shares and cancel them; and (ii) repay the aggregate amount of US$141,926 to the Company in respect of his acquisition of H1 (2017) Shares, which have previously been repurchased by the Company.

16 2.4. Reorganisation and Reorganisation Adjustment (a) At Completion, the Company’s share capital will be reorganised as described in the Structure Steps Plan (the “Reorganisation”). The parties acknowledge that the value implied by the Reorganisation is based on the assumption that the Actual Tangible Book Value will be equal to the Estimated Tangible Book Value. (b) Following Completion, the Actual Tangible Book Value shall be calculated in accordance with Schedule 6. The parties will comply with their respective obligations in Schedule 6. (c) If the Actual Tangible Book Value is greater than or equal to US$27,500,000 but less than or equal to US$42,500,000, there shall be no adjustment to the value implied by the Reorganisation. (d) If the Actual Tangible Book Value is greater than US$42,500,000, the Company shall issue such number of A1 Ordinary Shares, A3 Ordinary Shares and Z Shares as is equal to (in aggregate): (i) the lesser of (i) the absolute value of the difference between the Actual Tangible Book Value and the Estimated Tangible Book Value and (ii) US$35,000,000; divided by (ii) US$100, which shall be allocated among the Selling Shareholders pro rata to their existing holdings of A1 Ordinary Shares, A3 Ordinary Shares and Z Shares, on a class by class basis. The parties will cooperate with each other in good faith to procure that such issuance is completed within 20 Business Days of the date on which the Completion Accounts are finalised in accordance with Schedule 6. (e) If the Actual Tangible Book Value is less than US$27,500,000, the Company shall repurchase and cancel for nominal consideration such number of A1 Ordinary Shares, A3 Ordinary Shares and Z Shares equal to (in aggregate): (i) the lesser of (i) the absolute value of the difference between the Actual Tangible Book Value and the Estimated Tangible Book Value and (ii) US$35,000,000; divided by (ii) US$100, which shall be allocated among the Selling Shareholders pro rata to their existing holdings of A1 Ordinary Shares, A3 Ordinary Shares and Z Shares, on a class by class basis. The parties will cooperate with each other in good faith to procure that such repurchase and cancellation is completed within 20 Business Days of the date on which the Completion Accounts are finalised in accordance with Schedule 6. (f) The Company shall not issue any C1 Ordinary Shares or C2 Ordinary Shares until such time as:

17 (i) the Actual Tangible Book Value is determined in accordance with Schedule 6 to be greater than or equal to US$27,500,000 but less than or equal to US$42,500,000; or (ii) the issue of A1 Ordinary Shares, A3 Ordinary Shares and Z Shares pursuant to clause 2.4(d), or (as the case may be) the repurchase and cancellation of A1 Ordinary Shares, A3 Ordinary Shares and Z Shares pursuant to clause 2.4(e), has been completed in full. 2.5. Development and Implementation of Structure Steps (a) Each Founding Shareholder and the Investor shall co-operate in good faith (including, without limitation, proposing such customary provisions that are consistent with generally accepted market practice) in order to agree the Final Structure Step Documents (in a form reasonably satisfactory to the Investor) by no later than 1 December 2020 (or such other date as the Founding Shareholders and the Investor may agree in writing). (b) At Completion, each of the parties shall implement each of the Structure Steps in accordance with the terms and conditions of the Final Structure Step Documents and each such Structure Step shall be implemented in the order set out in the Structure Steps Plan. 2.6. Ancillary Provisions (a) Each Selling Shareholder shall be deemed hereby to waive irrevocably at and with effect from Completion any and all rights of pre-emption conferred on that Selling Shareholder in respect of the subscription, allotment and issue of the Subscription Shares and the transfer of the Sale Shares. The Company and each Selling Shareholder shall procure the irrevocable waiver, with effect from Completion, of all rights of pre-emption and other restrictions conferred on any person(s) in respect of the subscription, allotment and issue of the Subscription Shares and the transfer of the Sale Shares. (b) The Investor shall not be obliged to complete the subscription for any of the Subscription Shares or the sale and purchase of any of the Sale Shares unless: (i) the issue and allotment of all the Subscription Shares and the sale and purchase of all the Sale Shares is completed simultaneously; and (ii) Completion occurs in accordance with the Structure Steps Plan. 3. Conditions. 3.1. FAL Availability and Completion (a) FAL Availability is conditional upon: (i) the satisfaction (or waiver in accordance with this Agreement) of the Conditions as at the FAL Availability Certification Date; and (ii) the receipt by the Investor of the FAL Availability Certificate on the FAL Availability Certification Date in accordance with Clause 5.

18 (b) If FAL Availability has occurred prior to the Cut Off Time, then Completion shall be conditional upon the satisfaction (or waiver in accordance with this Agreement) of the Z Shares Condition and the No Illegality Condition at Completion. (c) If FAL Availability has not occurred prior to the Cut Off Time, then Completion shall be conditional upon: (i) the satisfaction (or waiver in accordance with this Agreement) of the Conditions as at Completion; and (ii) the receipt by the Investor of the Pre-Completion Certificate on the Scheduled Completion Date in accordance with Clause 6. 3.2. Responsibility For Satisfaction of Regulatory Conditions: Investor’s Obligations (a) In respect of each of the Regulatory Conditions, the Investor shall: (i) procure that the Company is given a reasonable opportunity to review and comment on drafts of material elements of any filings, submissions or representations, including without limitation any regulatory business plan and any description of the Transaction Documents, prior to their submission to any Regulatory Authority (it being acknowledged that certain such drafts and/or documents may be shared on a confidential outside counsel to counsel basis only and that, in this context “reasonable” means at least three (3) Business Days, to the extent practicable) and to take account of any reasonable comments; (ii) respond as soon as reasonably practicable to all enquiries received from any Regulatory Authority to whom any filings, submissions or representations have been made for additional information or documentation and to supplement such filings as reasonably requested by the applicable Regulatory Authority; (iii) keep the Company informed of any material contact with such Regulatory Authority; (iv) where and to the extent directly relevant to any Group Company, provide the Company with copies of material relevant documentation received from a Regulatory Authority and allow the Company the opportunity, to the extent not prohibited by the relevant Regulatory Authority, to participate in any material call or meeting with any Regulatory Authority; and (v) notify the Company within three (3) Business Days after receipt of any clearance or approval (whether deemed or otherwise) received from a relevant Regulatory Authority, provided that nothing in this Clause 3.2(a) shall require the disclosure to the Company by the Investor of any information that it (acting reasonably) regards as confidential or commercially sensitive, or which might (in its reasonable opinion) contravene any obligation under Applicable Law.

19 (b) Subject to Clause 3.2(c), the Investor shall use all reasonable endeavours to obtain satisfaction of the Regulatory Conditions as soon as reasonably practicable. (c) If an approval, deemed approval or permission granted by a Regulatory Authority in connection with a Regulatory Condition is subject to a condition, restriction, guarantee, undertaking or other term, the Investor shall not be obliged to comply with such condition, restriction, guarantee, undertaking or other term in circumstances where acceptance or compliance therewith would: (i) give rise (or would be reasonably likely to give rise) to a Material Adverse Effect, provided that conditions, restrictions or terms which are applied to all reinsurers or insurers of the type, class or classification of the relevant Group Company shall not be deemed to cause a Material Adverse Effect; (ii) substantially impair (or would be reasonably likely to substantially impair) the economic benefits the Investor would reasonably expect to be realised from its subscription for the Subscription Shares or its purchase of the Sale Shares; (iii) require the Investor, any member of the Investor’s Group, any of the Investor’s shareholders or any Group Company to: (x) increase the amount of its regulatory capital or the regulatory capital of any member of its group (either on a stand-alone or consolidated basis); or (y) contribute any additional capital to any Group Company, any member of the Investor’s Group or any of the Investor’s shareholders in a manner not contemplated by the Transaction Documents; (iv) save to the extent agreed between the Company and the Investor (each acting reasonably), require the transactions contemplated by the Transaction Documents to be restructured in a manner that materially differs from the structure contemplated by the Transaction Documents; or (v) require the Investor, any member of the Investor’s Group, any of the Investor’s shareholders or any Group Company to divest any business, shareholding, material interest or material asset. 3.3. Responsibility for Satisfaction of Regulatory Conditions: Company’s Obligations (a) The Company undertakes to keep the Investor informed as to progress towards satisfaction of the Regulatory Conditions and undertakes to: (i) notify the Investor and provide copies of any material communications from and to any Regulatory Authority in relation to obtaining any consent, approval or actions where such communications have not been independently or simultaneously supplied to the Investor; and (ii) promptly provide, and procure that the Group Companies promptly provide, the Investor such information, co-operation and assistance as is

20 reasonably necessary for the purpose of making any submissions, addressing any requests, and dealing with other communications in connection with the Regulatory Conditions. (b) The Company undertakes to use all reasonable endeavours to provide, and procure that the Group Companies promptly provide, the Investor such information and co-operation as is reasonably necessary for the purpose of making any submissions, requests, and other communications in connection with the Regulatory Conditions. (c) The Company undertakes, to the extent permitted by Applicable Law, to use all reasonable endeavours to co-operate with the Investor in good faith and to procure co-operation by the Group Companies with a view to satisfying the Regulatory Conditions, including, to the extent necessary and on a confidential basis, providing all information reasonably required by the Investor in relation to the Business or in relation to the Company and providing all information required by the applicable Regulatory Authority in relation to the Business or in relation to the Company, provided that any information provided in relation to the Company shall be provided only to the applicable Regulatory Authority and/or, if necessary, the Investor’s Solicitors on a strictly confidential basis and shall not be provided to the Investor to the extent commercially sensitive and not relevant to the Group. 3.4. Responsibility for Satisfaction of Other Conditions (a) The Company and each Founding Shareholder undertake to use all reasonable endeavours to procure the satisfaction of each of the Conditions listed in paragraphs 3 to 6 (inclusive) of Schedule 5 (save for the First LoC Condition) as soon as reasonably possible and in any event before the Long Stop Date and will keep the Investor informed as to progress towards satisfaction of such Conditions and will notify the Investor as soon as reasonably possible after it becomes aware of the satisfaction of each such Condition. (b) The Company and each Founding Shareholder undertake to use all reasonable endeavours to procure that each of the MAC Event Condition, the Employment Condition and the First LoC Condition are satisfied at all times from (and including) the date of this Agreement to (and including) the FAL Availability Certification Date or the Completion Certification Date (as applicable), and will notify the Investor as soon as reasonably possible after it becomes aware that either of such Conditions has ceased to be satisfied. (c) The Company and each Founding Shareholder undertake to use all reasonable endeavours to procure that the Lloyd’s Commitment is capable of being used for the Lloyd’s Purpose on the FAL Availability Certification Date, and will notify the Investor as soon as reasonably possible after it becomes aware that the Lloyd’s Commitment will not be capable of being used for the Lloyd’s Purpose on the FAL Availability Certification Date. (d) Each Founding Shareholder undertakes to procure that the Z Shares Condition is satisfied on the FAL Availability Certification Date and at Completion and will notify the Investor as soon as reasonably possible after it becomes aware

21 that the Z Shares Condition will not be satisfied on the FAL Availability Certification Date or at Completion. 3.5. Waiver and Long Stop Date (a) The Company and the Investor may, at any time on or before the Long Stop Date, agree in writing to waive in whole or in part any of the Regulatory Conditions. (b) The Investor may at any time on or before the Long Stop Date, waive in whole or in part any of the Conditions (save for the Regulatory Conditions) by giving written notice to the Company. (c) If any of the General Conditions is not fulfilled (or waived in accordance with this Agreement) on or before 5.00 p.m. on the Long Stop Date, or any General Condition becomes incapable of satisfaction on or before 5.00 p.m. on the Long Stop Date (including, in each case, where the Investor has elected not to satisfy a condition, restriction, guarantee, undertaking or other term referred to in Clause 3.2(c)), then, subject to Clause 3.5(e), this Agreement (except for Clauses 10 and 14) shall automatically terminate. (d) If: (i) the MAC Event Condition, the Employment Condition or the First LoC Condition is not satisfied at all times from (and including) the date of this Agreement to (and including) the FAL Availability Certification Date or the Completion Certification Date (as applicable); (ii) the Company’s obligations set out in Clause 5 are not satisfied on the FAL Availability Certification Date; (iii) the Company’s obligations set out in Clause 6 are not satisfied on the Completion Certification Date; (iv) the No Illegality Condition is not satisfied on the FAL Availability Certification Date or the Completion Certification Date (as applicable); or (v) the Z Shares Condition is not satisfied on the FAL Availability Certification Date or immediately prior to Completion (as applicable), the Investor may, in its sole discretion and subject to Clause 3.5(e), immediately terminate this Agreement (except for Clauses 10 and 14) by giving written notice of such termination to the Company (whereupon Clause 3.5(e) shall apply). The parties hereby agree that, notwithstanding Clause 14.25, the Investor may give written notice to the Company for the purposes of this Clause 3.5(d) by email to [Redacted]), and such written notice shall be deemed delivered to the Company when such email is sent, irrespective of whether such email is sent outside Working Hours. (e) If this Agreement terminates in accordance with Clause 3.5(c) or Clause 3.5(d), and without limiting the right of any party to claim damages, all obligations of the parties shall end (except for Clauses 10 and 14) but (for the avoidance of

22 doubt) all rights and liabilities of the parties which have accrued before termination shall continue to exist. (f) If a party becomes aware of any event, circumstance or condition which will or is likely to prevent: (i) any Condition from being satisfied on or before the Long Stop Date; (ii) the MAC Event Condition, the Employment Condition or the First LoC Condition from being satisfied at all times from (and including) the date of this Agreement to (and including) the FAL Availability Certification Date or the Scheduled Completion Date (as applicable); (iii) the No Illegality Condition from being satisfied on the FAL Availability Certification Date or the Scheduled Completion Date (as applicable); or (iv) the Z Shares Condition from being satisfied on the FAL Availability Certification Date or on the Scheduled Completion Date (as applicable), then such party shall (to the extent permitted by Applicable Law) notify each other party in writing of such event, circumstance or condition promptly after it comes to its notice. 4. Pre-Completion undertakings. 4.1. Subject to Clause 4.2, the Company shall procure that, and each Founding Shareholder shall (so far as they are legally able) use all reasonable endeavours to procure (including through the exercise of the rights attached to his Shares or, where applicable, as a director of the relevant Group Company) that, between the date of this Agreement and Completion (both dates inclusive): (a) each Group Company will carry on its business in the ordinary course and in the same manner as carried on during the twelve (12) months preceding the date of this Agreement and in compliance with Applicable Law; and (b) no Group Company will undertake any of the acts or matters listed in Schedule 3. 4.2. Clause 4.1 shall not operate so as to restrict or prevent any act or matter: (a) necessary or reasonably undertaken in an emergency or disaster situation with the intention of reducing any material adverse impact on the Group (provided that the Investor must be notified of such act or matter, where practicable, in advance of such act or matter being undertaken, and where not practicable, promptly after the undertaking of such act or matter); (b) necessary to comply with any Applicable Law (including in order for a Founding Shareholder to comply with his fiduciary duties as a director of a Group Company) or regulatory expectation or written commitment made to (or instruction from) a Regulatory Authority (provided that the Founding Shareholders must consult with the Investor and take all reasonable steps to agree the appropriate course of action with the Investor before such act or matter

23 is undertaken to the extent practicable, having regard to the urgency of a situation and the duty of the relevant Group Company to cooperate with a Regulatory Authority in an open and unfettered way and to the extent permissible under Applicable Law, and to the extent prior consultation with the Investor is not practicable, the Founding Shareholders must promptly notify the Investor after the undertaking of such act or matter); (c) specifically contemplated by the Transaction Documents (including, for the avoidance of doubt, the matters set out in Clause 8) or necessary to implement the allotment and issue of the Subscription Shares or the sale of the Sale Shares to the Investor; (d) expressly set forth in the Group Long-Term Business Plan with particularity and reasonable detail (as articulated therein); (e) required to be undertaken pursuant to any binding agreement existing at the date of this Agreement, provided that if such agreement is a Material Contract (as defined in the Warranty Deed) a complete and accurate copy of it has been Disclosed to the Investor prior to the date of this Agreement; or (f) undertaken with the prior written consent of the Investor (such consent not to be unreasonably withheld, conditioned or delayed). 4.3. The Company and each Founding Shareholder shall procure that, with effect from the date of this Agreement to Completion: (a) none of the Transaction Documents (or any part thereof) shall be amended, modified, assigned or (other than pursuant to Clauses 3.5(c) or 3.5(d)) terminated; (b) no Group Company will waive or otherwise compromise any of its rights, powers, privileges and remedies arising from, under or in respect of any of the Transaction Documents; and (c) no Group Company will enter into an agreement or grant an option (conditional or otherwise) to do any of the foregoing, in each case without the prior written approval of the Investor. 4.4. The Company and each Founding Shareholder undertake that from the Effective Time and until Completion, the Company and each Founding Shareholder shall not, without the prior written consent of the Investor, take or omit to take, any action which has or has had the purpose, and/or has, has had or would have, the effect of extracting or transferring value from any Group Company for the benefit of any Selling Shareholder or a Related Person thereof (except where expressly provided for pursuant to the terms of the Transaction Documents or in the ordinary course of trading and on arm’s length terms (including, without limitation, payments or accruals of or in respect of salary, bonus, benefits, fees arising in connection with a Selling Shareholder’s employment, and all other emoluments and that are made in the ordinary course of business, in line with historical practice)), including, without limitation, any Group Company:

24 (i) declaring, authorising, making or paying a dividend (in cash or in specie) or other distribution of a similar nature or taxed in the same way as a dividend; (ii) transferring or surrendering any asset or assuming, indemnifying or incurring any liability (including, without limitation, any indebtedness, expenses or costs); (iii) making any payment to, or advancing any benefit to, waiving or releasing any obligation or liability of, or becoming liable to, any person which is not a Group Company; or (iv) entering into any agreement or arrangement to give effect to any of the matters referred to in Clause 4.4(i) to 4.4(iii) (inclusive) above, and the Company and each Founding Shareholder shall procure that no Group Company shall enter into any agreement or arrangement to give effect to any such matters. 4.5. The Company and each Selling Shareholder shall procure that any shareholders’ agreement in respect of the Company which is in force immediately prior to Completion (including document 1.10.8 in the Data Room) is terminated with immediate effect immediately prior to Completion and that no person shall have any right or claim against the Company or any Group Company of any nature whatsoever or howsoever arising out of or in connection with any such shareholders’ agreement, and each Selling Shareholder hereby waives, and agrees to waive, all such rights and claims. 5. FAL Availability. 5.1. On and subject to the terms and conditions of this Agreement, the Company shall be entitled to draw down the Lloyd’s Commitment in accordance with the terms and conditions of the Interim FAL Provision Agreement. 5.2. On the FAL Availability Certification Date the Company shall deliver to the Investor a certificate: (a) which is addressed to the Investor, signed on behalf of the Company by one of its directors and the Founding Shareholders and dated the FAL Availability Certification Date; (b) which either: (i) certifies that the MAC Event Condition, the Employment Condition, the First LoC Condition and the Z Shares Condition have been satisfied at all times between the date of this Agreement and the FAL Availability Certification Date; or (ii) if the Company is not able to provide the certification contemplated by Clause 5.2(b)(i), provides a detailed explanation of the facts, matters and circumstances which mean that the Company cannot provide that certification; and (c) which either:

25 (i) certifies that the Company, having made due and reasonable enquiry (including enquiry of all relevant personnel of the Group Companies and all relevant Lloyd’s personnel), knows of no reason why the Lloyd’s Commitment will not be capable of being used for the Lloyd’s Purpose on the FAL Availability Certification Date; or (ii) if the Company is not able to provide the certification contemplated by Clause 5.2(c)(i), provides a detailed explanation of the facts, matters and circumstances which mean that the Company cannot provide that certification. Such certificate (the “FAL Availability Certificate) shall be delivered by email to Robert L. Seelig, General Counsel [Redacted], copying Jason R. Lichtenstein, Deputy General Counsel [Redacted] and the Investor’s Solicitors [Redacted] before noon on the FAL Availability Certification Date (as applicable). 5.3. If the FAL Availability Certificate contains an explanation as contemplated by Clause 5.2(b)(ii) and/or Clause 5.2(c)(ii), the conditions set out in Clause 3.1(a) shall be deemed not to be satisfied and the Investor may, in its sole discretion, waive such conditions pursuant to Clause 3.5(b) or terminate this Agreement pursuant to Clause 3.5(d). 5.4. The Company and the Founding Shareholders acknowledge and agree that the Investor will provide funding to the pursuant to the Interim FAL Provision Agreement in reliance on the FAL Availability Certificate. If the FAL Availability Certificate is inaccurate as at its date, the Investor shall be entitled to pursue its rights or bring any claim as it considers appropriate against the Company or (in respect of the Z Shares Condition only) the Founding Shareholders in respect of such inaccuracy, including, without limitation, any claim for breach of this Agreement or the Interim FAL Provision Agreement. 6. Completion. 6.1. If FAL Availability has occurred before the Cut Off Time, Completion shall, subject to Clause 3.1(b), take place on 1 January 2021, or such date as the Founding Shareholders and the Investor may agree in writing. 6.2. If FAL Availability has not occurred before the Cut Off Time, Completion shall, subject to Clause 3.1(c), take place on: (a) the fifth Business Day after the last in time of the conditions specified in Clauses 3.1(c)(i) has been satisfied (or waived in accordance with the terms of this Agreement) (but not before 1 January 2021); or (b) such other date as the Founding Shareholders and the Investor may agree in writing, (the “Scheduled Completion Date”). 6.3. Completion shall take place at the offices of the Company, or such place as the Founding Shareholders and the Investor may agree in writing.

26 6.4. On the day before the Scheduled Completion Date (the “Completion Certification Date”), the Company shall deliver to the Investor a certificate which is addressed to the Investor, signed on behalf of the Company by one of its directors and by the Founding Shareholders and dated the day before the Scheduled Completion Date and which either: (a) certifies that the MAC Event Condition, the Employment Condition, the First LoC Condition and the Z Shares Condition have been satisfied at all times between the date of this Agreement and date of such certificate; or (b) if the Company is not able to provide the certification contemplated by Clause 6.4(a), provides a detailed explanation of the facts, matters and circumstances which mean that the Company cannot provide that certification. Such certificate (the “Pre-Completion Certificate) shall be delivered by email to Robert L. Seelig, General Counsel [Redacted], copying Jason R. Lichtenstein, Deputy General Counsel [Redacted] and the Investor’s Solicitors [Redacted] before noon on the Completion Certification Date. 6.5. If the Pre-Completion Certificate contains an explanation as contemplated by Clause 6.4(b), the MAC Event Condition, the Employment Condition, the First LoC Condition, or the Z Shares Condition (as applicable) shall be deemed not to be satisfied (including for the purposes of Clause 3.1(c)) and the Investor may, in its sole discretion, waive the MAC Event Condition, the Employment Condition, the First LoC Condition and/or the Z Shares Condition (as applicable) pursuant to Clause 3.5(b) or terminate this Agreement pursuant to Clause 3.5(d). 6.6. The Company and the Founding Shareholders acknowledge and agree that the Investor will complete the transactions contemplated by this Agreement in reliance on the Pre- Completion Certificate. If the Pre-Completion Certificate is inaccurate as at its date, the Investor shall be entitled to pursue its rights or bring any claim as it considers appropriate against the Company and (if respect of the Z Shares Condition only) the Founding Shareholders in respect of such inaccuracy, including, without limitation, any claim for breach of this Agreement. 6.7. At or prior to Completion, the Company shall do (or procure the doing of) those things listed in Part A of Schedule 2 and the Investor shall do (or procure the doing of) those things listed in Part B of Schedule 2. Completion shall take place in accordance with Part C of Schedule 2. 6.8. At Completion: (a) the Company shall issue the Subscription Shares to the Investor; (b) the Investor shall pay the Subscription Price to the Company; (c) the Investor shall pay the Sale Shares Consideration to the Company; (d) the Company shall repay all amounts outstanding under the Interim FAL Provision Agreement to the Investor, thereby discharging such amounts; and (e) the transactions contemplated by Clause 2.3 shall be effected.

27 6.9. The Company and the Investor agree that: (a) the payment by the Investor of the Subscription Price to the Company pursuant to Clause 6.8(b) shall be set off against the repayment by the Company of all amounts outstanding under the interim FAL Provision Agreement to the Investor pursuant to Clause 6.8(d); and (b) if, at Completion, the Subscription Price will be greater than the aggregate amount outstanding under the Interim FAL Provision Agreement then the balance of the Subscription Price which remains outstanding following the operation of Clause 6.9(a) (the “Subscription Price Balance”) shall be paid by the Investor to the Company in accordance with Schedule 2. 6.10. Immediately following Completion: (a) the Company shall deliver to the Investor or the Investor’s Solicitors a copy (certified as correct by the secretary of the Company) of the register of members of the Company; and (b) the share capital of the Company shall be as set out in Exhibit B to Schedule 7. 6.11. Any provision of this Agreement and any other documents referred to in it which is capable of being performed after but which has not been performed at or before Completion, and all Warranties and covenants and other undertakings contained in or entered into pursuant to this Agreement, shall remain in full force and effect notwithstanding Completion. 7. Warranties. 7.1. The Investor warrants to the Company that each of the Investor Warranties is true and accurate as at the date of this Agreement and will be true and accurate at Completion. 7.2. The Company warrants to the Investor that each of the Company Warranties is true and accurate as at the date of this Agreement and will be true and accurate at Completion. 7.3. Each Selling Shareholder severally warrants, in respect of itself and its Sale Shares only, to the Investor that each of the Selling Shareholder Warranties is true and accurate as at the date of this Agreement and will be true and accurate and at Completion. 7.4. Each party confirms and agrees that each of the Warranties is a separate and independent warranty and, except as otherwise expressly provided, no one of such Warranties shall be limited by reference to any other of them. 7.5. The rights and remedies of a party, if any, in respect of any breach of any of the Warranties shall not be affected by FAL Availability or Completion, or any investigation made after the date of this Agreement by or on behalf of such party into the affairs of the Investor, the Company or the Selling Shareholders. 8. Covenants. 8.1. If, prior to Completion, a Selling Shareholder gives or receives notice to terminate his employment or appointment pursuant to his contract of employment or appointment,

28 notwithstanding anything to the contrary in the document at 1.10.8 in the Data Room, that Selling Shareholder shall co-operate with the Company, and execute any document which the Company requires, in order to sell to any person, repurchase and cancel all of that Selling Shareholder’s Shares at any time for such consideration as the Company, in its sole discretion, determines. If any such Selling Shareholder’s Shares are sold, repurchased and cancelled, that Selling Shareholder shall waive any and all rights it has against the Company in respect of any interest in the Company’s share capital it holds or has held, or in its capacity as a shareholder of the Company, in each case with effect from the time of such sale, repurchase and cancellation. 8.2. Each Founding Shareholder undertakes that it shall not amend, alter, terminate or vary any Trustee Sale Agreement at any time and in any manner without the prior written consent of the Investor, save that the Trustee Sale Agreements may be amended to reflect the new classes of shares which will be created as part of the Reorganisation and to extend the long stop date. 8.3. Each Founding Shareholder shall covenant to pay on demand the Investor such amount as is required to indemnify the Investor in respect of any and all Losses incurred by the Investor directly or indirectly in relation to or in connection with any breach of the obligations of that Founding Shareholder set out in Clauses 3.4(d) and 8.2. 9. Additional funding. 9.1. Subject to the remaining provisions of this Clause 9, the Founding Shareholders may require that the Investor assist the Company in procuring the provision of an amount of additional equity or debt funding for the benefit of the Company (the “Additional Funding Amount”) by giving written notice to the Investor (the “Additional Funding Request Notice”) at any time from Completion until 30 June 2021 (inclusive). The Additional Funding Amount shall not exceed US$200,000,000 and shall be specified in the Additional Funding Request Notice. 9.2. The Founding Shareholders shall act in good faith in determining (a) whether or not to give the Additional Funding Request Notice and (b) the Additional Funding Amount. Only one Additional Funding Request Notice may be given. 9.3. Following the giving of an Additional Funding Request Notice, the Founding Shareholders and the Investor shall discuss whether the Additional Funding Amount should be obtained by way of: (a) a subscription for new shares in the capital of the Company by the Investor (the “Subscription Structure”); or (b) a subscription for an alternative structured equity or debt security (the “Alternative Structure”). If the Founding Shareholders and Investor do not agree in writing whether the Additional Funding Amount should be obtained using the Subscription Structure or the Alternative Structure within 10 Business Days of the date that the Additional Funding Request Notice is given, then the determination of the Founding Shareholders shall prevail.

29 9.4. If the Founding Shareholders and the Investor agree (or are deemed to agree) that the Subscription Structure should be pursued, the Investor shall use its best endeavours during the period of five months starting on the date that the Additional Funding Request Notice is given (the “Additional Funding Period”) to obtain the necessary funds to provide the Additional Funding to the Company. If the Investor obtains funds equal to the Additional Funding Amount before the end of the Additional Funding Period, then on the final date of the Additional Funding Period (or such other date as the Investor and the Founding Shareholders may agree in writing), the Investor shall provide the Additional Funding Amount to the Company by subscribing for new A Ordinary Shares at the same price per share paid for the Subscription Shares, and the Company shall allot and issue such shares free from Third Party Rights and fully paid to the Investor. 9.5. If the Founding Shareholders and the Investor agree that the Alternative Structure should be pursued, the Investor’s obligation in respect of such Additional Funding shall be limited to using its reasonable endeavours to assist the Company in procuring such Additional Funding from third party financing sources during the Additional Funding Period. 9.6. If the Additional Funding Request Notice is given to the Investor, the Company and the Founding Shareholders shall use their respective reasonable endeavours during the Additional Funding Period to secure additional third-party credit lines for the benefit of the Group on terms which are reasonable and substantially similar to the terms of the existing third-party credit lines of the Group. 9.7. The provisions of this Clause 9 are without prejudice to the Shareholders’ Deed, including all applicable consent or approval requirements (including any consents in respect of capital or debt financing) set out therein. 10. Confidentiality. 10.1. Otherwise than as contemplated by Clauses 10.2 or Clauses 14.1 to 14.4 (inclusive), each party undertakes that it shall treat as confidential, and not disclose or communicate to any person, any Confidential Information. 10.2. The confidentiality provisions in Clause 10.1 shall not apply to: (a) any disclosure required by Applicable Law or by any relevant national or supranational regulatory authority or by the rules or operator of any recognised stock exchange, in which circumstances the party concerned shall, if practicable, supply a copy of the required disclosure to the other parties before it is disclosed and provide the other parties with the opportunity to comment regarding the extent of such disclosure; (b) any disclosure made on a confidential basis to any Tax Authority for the purposes of dealing with the Tax affairs of the disclosing party or the Tax affairs of any member of its group; (c) any disclosure required to vest the full benefit of any Transaction Document in that party;

30 (d) any disclosure of information by a party where such information has come into the public domain otherwise than through breach of this Clause 10 by that party; (e) any disclosure reasonably required to be made in order to enforce any provision of this Agreement or any other Transaction Document to which the disclosing party is a party; (f) any disclosure by a party to its directors, officers or employees who need to know such information for the proper performance of their duties. (g) any disclosure by a party to its professional advisers, auditors and bankers on a need to know basis and provided they have a duty to keep such information confidential; (h) any disclosure of information by the Investor to the W&I Insurer, the W&I Insurer’s sub-underwriters or the W&I Broker, in each case, to the extent reasonably necessary in connection with the W&I Insurance Policy and provided that the W&I Insurer, the sub-underwriters or the W&I Broker (as the case may be) has a duty to keep such information confidential; (i) any disclosure by the Investor or White Mountains where the Founding Shareholders have given their prior written consent to the disclosure (such consent not to be unreasonably withheld, conditioned or delayed); or (j) any disclosure by any party (other than the Investor or White Mountains) where the Investor has given its prior written consent to the disclosure (such consent not to be unreasonably withheld, conditioned or delayed). 10.3. The obligations of confidentiality in this Clause 10 shall survive the termination of this Agreement and shall continue without limit in time. 11. Waiver of existing claims. On and with effect from Completion, each Selling Shareholder shall be deemed hereby to waive irrevocably any and all claims (whether contingent or otherwise) he has or may have against any Group Company (except for any payment of salary and reimbursements accrued in the ordinary course of business in the period up to Completion) at Completion and to release each Group Company from any liability it has or might have in respect of any such claims. 12. White Mountains guarantee. 12.1. White Mountains hereby unconditionally and irrevocably guarantees to the Selling Shareholders the due and actual performance and observance by the Investor of its payment obligations under this Agreement and the Interim FAL Provision Agreement (together, the “Guaranteed Obligations”). 12.2. If and whenever the Investor defaults for any reason whatsoever in the performance of any of the Guaranteed Obligations, White Mountains shall upon demand unconditionally perform (or procure performance of) and satisfy (or procure satisfaction of) the Guaranteed Obligation in regard to which such default has been made in the manner prescribed by this Agreement and so that the same benefits shall be conferred

31 on the Selling Shareholders as would have been received if such Guaranteed Obligation had been duly performed and satisfied by the Investor. 13. Substitution of Investor. 13.1. The Investor may transfer all of its rights, benefits, obligations and liabilities as a party to this Agreement to any other entity incorporated in Bermuda (or in such other jurisdiction as the Founding Shareholders may agree, such agreement not to be unreasonably withheld, conditioned or delayed) as a direct or indirect wholly-owned subsidiary of White Mountains (the “New Investor”), provided that the New Investor shall first have entered into a deed of substitution in the form set out in Schedule 8 (“Deed of Substitution”). White Mountains shall procure that the executed Deed of Substitution is delivered to the Company and that a copy is provided to the Founding Shareholders. Each party acknowledges and agrees that it shall be deemed to have received a copy of the executed Deed of Substitution provided to the Founding Shareholders pursuant to this Clause 13.1. 13.2. Each party acknowledges and agrees that with effect from the time at which the Deed of Substitution is delivered to the Company: (a) the New Investor shall become a party to this Agreement and the benefit of this Agreement shall be extended to the New Investor; (b) the New Investor shall have the Investor’s rights and perform all of the Investor’s obligations as set out in this Agreement, and the Investor shall cease to have such rights and shall be released from such obligations; (c) the Investor shall be released from any and all liabilities in respect of the obligations of the “Investor” and such liabilities shall become the liabilities of the New Investor, whether such liabilities arose before or after the execution of the Deed of Substitution; and (d) all references to the notice details of the “Investor” in this Agreement and any Transaction Document shall be deemed replaced with the notice details of the New Investor as set out in the Deed of Substitution. 13.3. The execution of the Deed of Substitution by the New Investor shall be without prejudice to the continuation inter se of the rights and obligations of the other parties. 14. General. Announcements. 14.1. No announcement in relation to the transactions contemplated by this Agreement (other than the Agreed Press Release) shall be made: (i) by the Investor or White Mountains, without the prior written approval of the Founding Shareholders (such approval not to be unreasonably withheld, conditioned or delayed); and (ii) by any party other than the Investor or White Mountains, without the prior written approval of the Investor (such approval not to be unreasonably withheld, conditioned or delayed). This Clause does not apply in the circumstances described in Clause 14.2.

32 14.2. A party may, wherever reasonably practicable after consultation with (in the case of an announcement by the Investor or White Mountains) the Founding Shareholders or (in the case of an announcement by any party other than the Investor or White Mountains) the Investor, make an announcement concerning this Agreement or any ancillary matter: (a) to the extent that such announcement is consistent with the contents of the Agreed Press Release or any announcement previously agreed between the Investor and the Company and provides no further material information beyond what is contained in the Agreed Press Release or such other Agreed Press Release; or (b) if required by: (i) Applicable Law; or (ii) the rules and regulations of any securities exchange or regulatory authority (including any Regulatory Authority) or governmental body or any Tax Authority to which that party is subject or submits, wherever situated, whether or not the requirement has the force of law. 14.3. In the case of Clause 14.2(b), the party making such announcement shall, where reasonably practicable, provide notice in writing of the text of such announcement in advance of making such announcement and where not reasonably practicable or in the case of Clause 14.2(a), provide the text of the announcement to (in the case of an announcement by the Investor or White Mountains) the Founding Shareholders or (in the case of an announcement by any other party other than the Investor or White Mountains) the Investor promptly after the making of the announcement. 14.4. The restrictions contained in Clauses 14.1 to 14.3 (inclusive) shall continue to apply after Completion or the termination of this Agreement until the date that is one year following the date of termination of the last Transaction Document to be terminated. Cumulative remedies. 14.5. Each party’s rights, powers, privileges and remedies contained in this Agreement are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law. Specific performance. 14.6. Without prejudice to any other remedy which may be available to any party, nothing in this Agreement will prevent or restrict the rights of the Investor to seek specific performance, injunctive relief, other equitable relief and/or discretionary remedies of the court in relation to the obligations of any other party in relation to Completion, including pursuant to Clause 6 and Schedule 2, it being acknowledged that an award of damages may not be an adequate remedy for such a breach. Waiver. 14.7. The express or implied waiver by any party to this Agreement of any of its rights or remedies arising under this Agreement or by law shall not constitute a continuing waiver of the right or remedy waived or a waiver of any other right or remedy. The

33 single or partial exercise of any right, power or remedy provided by law or under this Agreement shall not preclude any other or further exercise of it or the exercise of any other right, power or remedy. No delay or omission by any party to this Agreement in exercising any right, power or remedy provided by law or under this Agreement shall affect that right, power or remedy or operate as a waiver of it. Withholding and grossing up. 14.8. All sums payable under this Agreement shall be paid without any deductions or withholdings whatsoever, save only as may be required by any Applicable Law but if any deductions or withholdings for, or on account of, Tax are required by Applicable Law to be made from any payment pursuant to this Agreement (excluding the payment of the Subscription Price, the Sale Shares Consideration or the amounts payable pursuant to Clause 2.3), the applicable payor party shall be obliged to pay to the payee such sum as will, after the deduction or withholding has been made, leave the payee with the same amount as it would have been entitled to receive in the absence of any such requirement to make a deduction or withholding. 14.9. If the receipt of any sum paid to any party under any warranty or indemnity pursuant to this Agreement is required by any Applicable Law to be brought into charge to Tax in the hands of the recipient, the sum otherwise so payable shall be grossed up by such amount as will ensure that, after payment of any Taxation charged on or in respect of the receipt of such payment (or which would have been charged but for the use of any relief), there shall be left a sum equal to that which would otherwise be payable pursuant to this Agreement. Limitation of Selling Shareholders’ Liability. 14.10. The total aggregate liability of the Selling Shareholders (other than each Founding Shareholder) in respect of all claims under this Agreement shall be limited to an amount equal to his share of the Sale Shares Consideration. Claims against the Company. 14.11. In respect of any claim by the Investor against the Company (whether under this Agreement or otherwise), if Completion occurs the amount otherwise so payable by the Company to the Investor in respect of such claim (the “Claim Amount”) shall be increased such that the amount so payable to the Investor shall be an amount equal to the Claim Amount divided by the Adjustment Percentage, where “Adjustment Percentage” shall mean 100 per cent. minus 72.04 per cent. Entire agreement. 14.12. This Agreement and the other Transaction Documents constitute the entire agreement between the parties relating to the subject matter of this Agreement and this Agreement and the other Transaction Documents supersede and extinguish any prior drafts, agreements, terms sheets, summaries of terms, memorandums of understanding, undertakings, representations, warranties and arrangements of any nature whatsoever, whether or not in writing, between the parties in relation to the subject matter of this Agreement.

34 14.13. Each party acknowledges and agrees that it has not entered into this Agreement in reliance on any statement or representation of any person (whether a party to this Agreement or not) other than as expressly incorporated in this Agreement or the other Transaction Documents. 14.14. Nothing contained in this Agreement or in any other Transaction Document shall be read or construed as excluding any liability or remedy as a result of fraud or fraudulent misrepresentation. Further assurances. 14.15. The parties shall do all such further acts and execute all such further documents as shall, in the reasonable opinion of the Company or of the Investor, be necessary to give full effect to the provisions of this Agreement. Variation. 14.16. The Investor and the Founding Shareholders may, together, amend, change, add to or supplement this Agreement without the consent of, and upon written notice setting out the amendments to, the other parties. Costs and expenses. 14.17. The parties agree that promptly following Completion, the Company shall pay its own fees, costs and expenses in relation to: (i) the negotiation, preparation, execution and carrying into effect of this Agreement and the other Transaction Documents; and (ii) the engagement of any professional advisers in connection with the transactions contemplated by the Transaction Documents. 14.18. The parties agree that promptly following Completion, the Company shall reimburse all fees, costs and expenses incurred by the Investor, the members of the Investor’s Group and the Investor’s shareholders in relation to: (i) the negotiation, preparation, execution and carrying into effect of this Agreement and the other Transaction Documents; (ii) the due diligence review exercise carried out by or on behalf of the Investor; (iii) the W&I Insurance Policy (as defined in the Warranty Deed); and (iv) the engagement of any professional advisers in connection with the transactions contemplated by the Transaction Documents. No partnership. 14.19. Nothing in this Agreement is intended to or shall be construed as establishing or implying any partnership of any kind between the parties. Assignment and transfer. 14.20. Subject to Clauses 13 and 14.22, no party may assign, transfer, subcontract or delegate any of its obligations pursuant to this Agreement, grant any security interest over, hold on trust or otherwise transfer the benefit of the whole or any part of this Agreement. 14.21. Any purported assignment, transfer, subcontracting, delegation, charging or dealing in contravention of Clause 14.20 shall be ineffective.

35 14.22. Notwithstanding Clause 14.20, the Investor may at any time, without the need to obtain the consent of any other party, assign all or any part of the benefit of, or its rights or benefits under, this Agreement to: (a) any person by way of security for borrowings of a member of the Investor’s Group; and/or (b) any other member of the Investor’s Group (or by any such member to or in favour of any other member of the Investor’s Group) provided that: (i) such assignment shall not relieve the Investor from its obligations under this Agreement; (ii) if such assignee ceases to be a member of the Investor’s Group all benefits relating to this Agreement assigned to such assignee shall be deemed automatically by that fact to be re-assigned to the Investor; and (iii) no other party shall be under any greater obligation or liability thereby than if such assignment had never occurred. Counterparts. 14.23. This Agreement may be executed in any number of counterparts, and by the parties on separate counterparts, but shall not be effective until each party has executed at least one counterpart. Each counterpart shall constitute an original of this Agreement, and all the counterparts shall together constitute one and the same agreement. Third party rights. 14.24. A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement. Notices. 14.25. Subject to Clauses 3.5(d) and 5.2, any notice or other communication under or in connection with this Agreement shall be in writing and shall be delivered personally or sent by first class post in a pre-paid envelope (and air mail if overseas) or by email, to the party due to receive the notice or communication at its address and/or any email address set out in this Agreement (the “Notice Details”) or such other address as a party may specify by notice in writing to the other parties. This Clause 14.25 shall not apply to Service Documents. 14.26. The Notice Details of each Selling Shareholder are set out opposite that Selling Shareholder’s name in the column named “Notice Details” of Exhibit A to Schedule 7, and the Notice Details for White Mountains, the Investor and the Company are as set out below: Party Address For the attention of E-mail address White Mountains 26 Reid Street, Hamilton HM 11, Bermuda Robert Seelig Jason Lichtenstein [Redacted] [Redacted]

36 With a copy to: Nicholas Pacheco With a copy to: [Redacted] Investor 26 Reid Street, Hamilton, HM 11, Bermuda Kevin Pearson John Sinkus [Redacted] [Redacted] Company Clarendon House, 2 Church Street, Hamilton, HM 11, Bermuda David Sykes With a copy to: A Tromans and D Griffiths [Redacted] With a copy to: [Redacted] [Redacted] 14.27. In the absence of evidence of earlier receipt, any notice or other communication shall have been deemed to have been duly given: (a) if delivered personally, when left at the address referred to elsewhere in this Agreement; (b) if sent by mail other than air mail, two days after posting it; (c) if sent by air mail, six days after posting it; and (d) if sent by email, on completion of its transmission. Severance. 14.28. If any provision of this Agreement is held to be invalid or unenforceable by any judicial or other competent authority, all other provisions of this Agreement will remain in full force and effect and will not in any way be impaired. 14.29. If any provision of this Agreement is held to be invalid or unenforceable but would be valid or enforceable if some part of the provision were deleted, the provision in question will apply with the minimum modifications necessary to make it valid and enforceable. Representatives of the Selling Shareholders. 14.30. The Founding Shareholders (acting together) shall have full authority to bind the Selling Shareholders for the purposes of this Agreement and signature of this Agreement by or on behalf of a Selling Shareholder constitutes his warranty that the Founding Shareholders are so authorised to act on his behalf and his undertaking, at the Investor’s request, to ratify any step taken, consent given, or commitment made by the Founding Shareholders in accordance with this Agreement on the relevant Selling Shareholder’s behalf.

37 Governing law. 14.31. This Agreement and any non-contractual obligations arising out of or in connection with it (including any non-contractual obligation arising out of the negotiation of the transactions contemplated by this Agreement) are governed by and shall be construed in accordance with English law. Exclusive jurisdiction. 14.32. Each of the parties irrevocably agrees that the courts of England shall have exclusive jurisdiction to hear and decide any suit, action or proceedings (including any non- contractual dispute or claim), and/or to settle any disputes, which may arise out of or in connection with this Agreement (respectively, “Proceedings” and “Disputes”) and, for these purposes, each party irrevocably submits to the jurisdiction of the courts of England. Each party irrevocably waives any objection which it might at any time have to the courts of England being nominated as the forum to hear and decide any Proceedings and to settle any Disputes and agrees not to claim that the courts of England are not a convenient or appropriate forum for any such Proceedings or Disputes and further irrevocably agrees that a judgment in any Proceedings or Disputes brought in the courts of England shall be conclusive and binding upon the parties and may be enforced in the courts of any other jurisdiction. Agent for service. 14.33. The Company irrevocably appoints Ark Syndicate Management Limited of 30 Fenchurch Avenue, London EC3M 5AD to be its agent for the receipt of Service Documents. It agrees that any Service Document may be effectively served on it in connection with Proceedings in England and Wales by service on its agent effected in any manner permitted by the Civil Procedure Rules. A copy of any Service Document served on the Company’s agent shall be sent by post to the Company, but failure or delay in so doing shall not prejudice the effectiveness of service of the Service Document. 14.34. White Mountains irrevocably appoints WM Regent, Ltd. of c/o Alter Domus (UK) Limited, 18 St Swithin’s Lane, London, United Kingdom EC4N 8AD to be its agent for the receipt of Service Documents. It agrees that any Service Document may be effectively served on it in connection with Proceedings in England and Wales by service on its agent effected in any manner permitted by the Civil Procedure Rules. A copy of any Service Document served on White Mountains’s agent shall be sent by post to White Mountains, but failure or delay in so doing shall not prejudice the effectiveness of service of the Service Document. 14.35. The Investor irrevocably appoints WM Regent, Ltd. of c/o Alter Domus (UK) Limited, 18 St Swithin’s Lane, London, United Kingdom EC4N 8AD to be its agent for the receipt of Service Documents. It agrees that any Service Document may be effectively served on it in connection with Proceedings in England and Wales by service on its agent effected in any manner permitted by the Civil Procedure Rules. A copy of any Service Document served on the Investor’s agent shall be sent by post to the Investor, but failure or delay in so doing shall not prejudice the effectiveness of service of the Service Document.

38 14.36. If, for any reason, the agent of a party named above is no longer able to act as the agent of that party or ceases to exist, that party shall notify the other parties of that fact. That party shall, within five (5) Business Days of the date of that notice, appoint a replacement agent for service of process in England and Wales and shall notify the other parties of the name and address of the replacement agent. 14.37. If the Company fails to comply with the obligations in Clause 14.36, the Investor shall be entitled to appoint a replacement agent on behalf, and at the expense, of the Company, and on the terms the Investor sees fit, and shall notify the other parties of the name and address of that replacement. 14.38. If White Mountains fails to comply with the obligations in Clause 14.36, the Company shall be entitled to appoint a replacement agent on behalf, and at the expense, of White Mountains, and on the terms the Company sees fit, and shall notify the other parties of the name and address of that replacement. 14.39. If the Investor fails to comply with the obligations in Clause 14.36, the Company shall be entitled to appoint a replacement agent on behalf, and at the expense, of the Investor, and on the terms the Company sees fit, and shall notify the other parties of the name and address of that replacement. 14.40. Until a party receives notification, either under Clauses 14.36, 14.37, 14.38 or 14.39 of the appointment of a replacement agent, it shall be entitled to treat the agent named above (or its duly notified replacement) as the agent of the relevant party.

39 SCHEDULE 1 Structure Steps Plan [Omitted]

40 SCHEDULE 2 Completion arrangements PART A The Company’s actions and deliverables 1. At or prior to Completion: (a) the Company shall deliver to the Investor or the Investor’s Solicitors: (i) a copy (certified as correct by the secretary of the Company) of the resolution of the Company’s shareholders adopting the Bye-laws as the Company’s bye-laws with effect from Completion and approving the reorganisation of the Company’s share capital such that it is as shown in Exhibit B to Schedule 7; (ii) a copy (certified as correct by the secretary of the Company) of the adopted Bye-laws; (iii) a counterpart original of the Shareholders’ Deed, duly executed by Trident Trust Company Limited as trustee of the Vineyard Trust, Trident Trust Company Limited as trustee of Mountain Ash Trust and each other party thereto (other than the Investor); (iv) original share transfer instruments in respect of the Sale Shares, duly executed by each Selling Shareholder or his nominee in favour of the Investor; (v) each other Final Structure Step Document, duly executed by each of the parties to it; (vi) copies of such waivers or consents as the Investor may require to enable the Investor to be registered as holder of the Sale Shares and the Subscription Shares; (vii) in respect of each Employee Shareholder, valid and duly executed elections pursuant to Section 431(1) of the Income Tax (Earnings and Pensions) Act 2003 in the form prescribed by HMRC in relation to any and all Shares subscribed for or acquired by that Employee Shareholder on or around Completion; (viii) duly executed letters in the agreed form from each director (other than the Founding Shareholders), resigning from their offices as directors of the Company with such resignations to take effect on Completion; and (ix) copies of any power(s) of attorney under which any of the documents listed above has been executed; and (b) the Founding Shareholders shall procure that a board meeting of the Company is held at which:

41 (i) it shall be resolved that the allotment and issue of the Subscription Shares, credited as fully paid, to the Investor shall be approved and a resolution to register the Investor as the holder of the Subscription Shares shall be passed; (ii) it shall be resolved that the transfer of the Sale Shares to the Investor shall be approved and a resolution to register the transfer of the Sale Shares shall be passed; (iii) it shall be resolved that the four individuals nominated by Investor shall be appointed directors of the Company, such appointments to take effect immediately after Completion; and (iv) it shall be resolved that the resignations of the directors of the Company referred to in paragraph 1(a)(viii) of this Schedule shall be tendered and accepted so as to take effect on Completion, and the Company shall procure that minutes of such board meeting (certified as correct by a director of the Company), and, if requested, certificates in respect of the Subscription Shares and the Sale Shares in the name of the Investor, are delivered to the Investor or the Investor’s Solicitors. 2. At Completion the Company shall procure the delivery by or on behalf of the Company to the Investor of a written confirmation from a director of the Company with knowledge of its financial affairs stating that the Company is solvent.

42 PART B The Investor’s actions and deliverables 1. At or prior to Completion: (a) the Investor shall deliver to the Company or the Company’s Solicitors: (i) a counterpart original of the Shareholders’ Deed, duly executed by the Investor; and (ii) original share transfer instruments in respect of the Sale Shares, duly executed by the Investor; (b) if the Subscription Price will be greater than the aggregate amount outstanding under the Interim FAL Provision Agreement at Completion, then the Investor shall pay to the bank account nominated by the Company (such bank account to be nominated by the Company no later than 21 December 2020) by way of transfer of funds for same day value, an amount equal to the Subscription Price Balance. Such funds shall be held by the Company on trust as the property of the Investor pending Completion; and (c) the Investor shall pay to the bank account nominated by the Company (acting as agent for the Selling Shareholders) (such bank account to be nominated by the Company no later than 21 December 2020) an amount equal to the Sale Shares Consideration and Investor Pay Up Amount. Such funds shall be held by the Company on trust as the property of the Investor pending Completion.

43 PART C General 1. All documents and items delivered at Completion pursuant to this Schedule shall be held by in escrow by the party receiving the same until such time as Completion shall be deemed to have taken place. 2. Simultaneously with the last in time of: (a) the delivery of all documents and items required to be delivered at Completion in accordance with this Schedule (or waiver of the delivery of it by the person entitled to receive the relevant document or item); (b) if the Subscription Price will be greater than the aggregate amount outstanding under the Interim FAL Provision Agreement at Completion, receipt of an electronic funds transfer by the Company of an amount equal to the Subscription Price Balance in accordance with this Schedule; and (c) receipt of an electronic funds transfer by the Investor to the Company of an amount equal to the Sale Shares Consideration and the Investor Pay Up Amount, the documents and items delivered in accordance with this Schedule shall cease to be held to the order of the person delivering them and Completion shall be deemed to have taken place. 3. Following Completion the Company shall transfer to each Selling Shareholder that Selling Shareholder’s portion of the Sale Shares Consideration (less any amounts which the Group is required to deduct in respect of PAYE and employee National Insurance contributions and less any amounts to be used to pay up shares in accordance with Clause 2.3). The payment of the Sale Shares Consideration to the bank account nominated by the Company shall fully discharge the Investor’s obligation to pay the Sale Shares Consideration and the Investor shall have no obligation whatsoever in respect of the onward distribution of the Sale Shares Consideration to the Selling Shareholders. The column entitled “total, $” in Exhibit A to Schedule 7 sets out the Sale Shares Consideration, in an amount which does not take into account any possible deductions, apportioned to each Selling Shareholder.

44 SCHEDULE 3 Conduct of business before Completion The acts and matters for the purposes of Clause 4.1 are as follows: (a) make any substantial change to the nature, management or organisation of its business (including any discontinuance or cessation of the operation of all or a material part of its business) or of any of its business lines (including any discontinuance or cessation of any of its business lines and the commencement of any new business lines); (b) dispose of (whether by one transaction or by a series of transactions) any material interest in any part of its business, undertaking or assets or acquire (whether by one transaction or by a series of transactions) the whole or a material part of the business, undertaking or assets of any other person; (c) acquire the shares or any other interest in any person or merge or consolidate with any person or participate in any kind of corporate reconstruction; (d) enter into, amend or terminate any joint venture, partnership or other similar profit sharing arrangement; (e) enter into, amend, assign, terminate or waive any rights under, any individual arrangement, contract or commitment (whether written or unwritten), other than in the ordinary course of business and on arm’s length terms; (f) enter into any agreement, arrangement or obligation with any other Group Company or any Existing Shareholder or any Related Person, other than in the ordinary course of business and on arm’s length terms; (g) make any payment to, advance any benefit to, waive or release any obligation or liability of, or become liable to, any Existing Shareholder or any Related Person, other than in ordinary course of business and on arm’s length terms; (h) make any capital commitment which individually exceeds US$100,000 or which together with all other capital commitments entered into by the Group between the date of this Agreement and Completion, exceeds US$250,000 in aggregate; (i) do, or omit to do, anything which would or might reasonably be expected to result in: (i) a change in the regulatory capital, reserving, liquidity or capital management policies of any Group Company; (ii) a material increase in the risk profile of any Group Company (including material changes to investment policies); or (iii) the Group being unable to run its business in accordance with the Group Long- Term Business Plan (as articulated therein); (j) take any action which, had such action occurred following Completion, would have required the prior approval of the Board (as defined in the Shareholders’ Deed) under the terms of the Shareholders’ Deed;

45 (k) offer to engage any new employee or consultant at an annual salary or fee per employee or consultant (on the basis of full time employment or consultancy) in excess of US$150,000 per annum; (l) make any material amendment, including increasing emoluments (including, without limitation, salary, pension contributions, bonuses, commissions, share or other incentive schemes, redundancy terms and benefits in kind) to the terms of employment of any employee, save for increases in emoluments made in accordance with the past practice of the Group; (m) declare, authorise, make or pay a dividend (in cash or in specie) or other distribution of a similar nature or taxed in the same way as a dividend (other than lawfully made by any Group Company to another Group Company); (n) create, allot or issue or grant any option over or other right to subscribe for or purchase, or redeem, buy back, sub-divide, consolidate, re-denominate, convert, reduce, cancel, restrict or alter the rights attaching to, any share or loan capital or securities or securities convertible into any of the foregoing; (o) grant any guarantee, security, indemnity or other assurance for the obligations of any person (other than another Group Company); (p) create or grant any Third Party Right, including any option, right to acquire, mortgage, charge, pledge, lien (other than a lien arising by operation of law) or other form of security or encumbrance or equity on, over or affecting the whole or any part of its undertaking or assets, other than rights arising under retention of title clauses in the ordinary course of business; (q) make any loan (other than granting trade credit in the ordinary course of business in accordance with its past practice) to any person, other than between Group Companies; (r) prepay or incur any borrowing, credit, finance or other indebtedness in the nature of borrowing, other than receipt of trade credit in the ordinary course of business or pursuant to and in accordance with the limits subsisting at the date of this Agreement or borrowings between Group Companies; (s) incur any contingent (other than in the ordinary course of business in accordance with its past practice) or off-balance sheet liability; (t) commence any material litigation or arbitration proceedings or compromise, cease, assign or settle any material litigation or arbitration proceedings or any action, demand or dispute or waive a right in relation to material litigation or arbitration proceedings (including proceedings before any Regulatory Authority), other than debt collection in the ordinary course of business; (u) agree any compromise or settlement of any disciplinary or enforcement action, including actions pursued by any Regulatory Authority against any Group Company; (v) fail to take any action required to maintain or renew any existing insurance policy in force, do anything which would render any insurance policy void or voidable, effect any change to the terms or level of cover of any existing insurance policy or fail to notify and

46 pursue any potential claim under any insurance policy, other than in the ordinary course of business in accordance with past practice; (w) pass any shareholders’ resolution or alter its constitutional documents or capital structure; (x) change its auditors, its accounting reference date or any of its accounting or actuarial policies or procedure, other than as required by Applicable Law; (y) change its residence for Tax purposes; (z) other than in a manner consistent with the past practice and the ordinary course of managing the Tax affairs of a Group Company, make, consent to, amend or withdraw any claim, election, disclaimer or similar item relating to Tax which could have the effect of increasing any Group Company’s liability to Tax to a material extent; (aa) initiate, propose or take any steps in connection with winding up, liquidation, administration, receivership or other insolvency proceedings or make any composition, compromise, assignment or arrangement with creditors; (bb) seek any new Regulatory Authorisation or surrender, vary or limit, or fail to maintain or renew, any Regulatory Authorisation; (cc) enter into any lease, licence or agreement in respect of or affecting any Relevant Property or accept the surrender of any lease, licence or agreement to which a Relevant Property is subject; (dd) enter into any variation of the terms of any lease, licence or agreement under which a Relevant Property is held or to which a Relevant Property is subject or agree any review of the rent payable; (ee) dispose of or grant any option in respect of any Relevant Property or any interest therein; (ff) grant or create any Third Party Rights on, over or affecting any Relevant Property; and (gg) enter into any agreement or option (conditional or otherwise) to do any of the foregoing.

47 SCHEDULE 4 Warranties PART A Company Warranties The Company is validly incorporated, in existence and duly registered under Bermuda law. The Company has full power and authority to execute and deliver this Agreement and the other Transaction Documents to which the Company is a party, and to carry out the provisions of this Agreement and such Transaction Documents (to the extent the Company is a party thereto). This Agreement has, and the other Transaction Documents to which the Company is a party will at Completion have, been duly and validly executed and delivered by the Company and constitute or will constitute, as the case may be, assuming due execution and delivery by the other parties hereto and thereto, valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms. Except as set out in Schedule 2 and Schedule 5, no consent, approval, authorisation or order of the Company’s shareholders (or any of them) or any court or government or local agency or body or any other person is required in connection with the execution or implementation by the Company of this Agreement and any other Transaction Documents entered into by the Company. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is, or will be, a party will not, with or without the giving of notice or the passage of time, or both, (i) violate any provision of law to which the Company is subject, (ii) violate any order, judgment or decree applicable to the Company, or (iii) conflict with, or result in a breach or default under any agreement or instrument to which the Company is a party or by which the Company or any property of the Company is otherwise bound or subject. No order has been made or petition presented or resolution passed for the appointment of an administrative or other receiver, manager or liquidator in relation to the Company, or for the winding up of the Company. There are no proceedings in relation to any compromise or arrangement between the Company and its creditors or any bankruptcy or other insolvency proceedings relating to the Company, and no events have occurred which would justify such proceedings. The Company is not insolvent under the laws of its jurisdiction of incorporation or unable to pay its debts as they fall due. No steps have been taken to enforce any security over the assets of the Company and no event has occurred to give the right to enforce such security. The information in folder 1.2 of the Data Room is true, complete and accurate. The copy of the Company’s bye-laws in the document numbered 1.2.5 of the Data Room is true, complete and accurate. The issued share capital of the Company referenced in

48 schedule 5 to the Warranty Deed constitutes the entire issued share capital of the Company. The shareholders of the Company and the shares held by each of them are as set out in the copy of the Company’s Register of Members and there are no other persons who are shareholders of the Company other than those identified in such copy of the Company’s register of members. Ark MA has not sold, transferred or otherwise disposed of, any interest in any of the shares of AUI, nor has it agreed to any such sale, transfer or disposal. AUI has not sold, transferred or otherwise disposed of, any interest in any part of its business, undertaking or assets, nor has it agreed to any such sale, transfer or disposal. There is no agreement or commitment outstanding which calls for the allotment or issue of, or accords to any person the right to call for the allotment or issue of, any shares or any debentures in or securities of the Company. Immediately following Completion, the details set out in Exhibit B to Schedule 7 are true and accurate and the Shares set out therein constitute the whole of the Company’s allotted and issued share capital and are fully paid or credited as fully paid. The Company complied with generally accepted actuarial standards and professional guidance when completing its actuarial and reserving calculations related to the COVID-19 pandemic, as reported in its unaudited management accounts for the six months ended 30 June 2020 and, so far as the Company is aware, such actuarial and reserving calculations give a fair view of the impact of the COVID-19 pandemic on the Company. The assets of the Group which are located in the United States as defined under the HSR Act have an aggregate fair market value which is less than US$94,000,000 and, during its most recent fiscal year, the Group did not generate sales in or into the United States, the sum of which exceeded US$94,000,000, all as defined under the HSR Act.

49 PART B Investor Warranties The Investor has full power and authority to execute and deliver this Agreement and the other Transaction Documents to which such Investor is a party, and to carry out the provisions of this Agreement and such Transaction Documents (to the extent such Investor is a party thereto). This Agreement has, and the other Transaction Documents to which such Investor is a party will at Completion have, been duly and validly executed and delivered by such Investor and constitute or will constitute, as the case may be, assuming due execution and delivery by the other parties hereto and thereto, valid and legally binding obligations of such Investor, enforceable against such Investor in accordance with their respective terms. Except as set out in Schedule 2 and Schedule 5, no consent, approval, authorisation or order of the Investor’s shareholders (or any of them) or any court or government or local agency or body or any other person is required in connection with the execution or implementation by the Investor of this Agreement and any other Transaction Documents entered into by such Investor. The execution, delivery and performance by the Investor of this Agreement and the other Transaction Documents to which it is, or will be, a party will not, with or without the giving of notice or the passage of time, or both, (i) violate any provision of law to which such Investor is subject, (ii) violate any order, judgment or decree applicable to such Investor, or (iii) conflict with, or result in a breach or default under any agreement or instrument to which such Investor is a party or by which the Investor or any property of such Investor is otherwise bound or subject.

50 PART C Selling Shareholder Warranties The Selling Shareholder has full capacity, power and authority to execute and deliver this Agreement and the other Transaction Documents to which such Selling Shareholder is a party, and to carry out the provisions of this Agreement and such Transaction Documents (to the extent such Selling Shareholder is a party thereto). This Agreement has, and the other Transaction Documents to which the Selling Shareholder is a party will at Completion have, been duly and validly executed and delivered by the Selling Shareholder and constitute or will constitute, as the case may be, assuming due execution and delivery by the other parties hereto and thereto, valid and legally binding obligations of the Selling Shareholder, enforceable against the Selling Shareholder in accordance with their respective terms. Except as set out in Schedule 2 and Schedule 5, no consent, approval, authorisation or order of any court or government or local agency or body or any other person is required in connection with the execution or implementation by the Selling Shareholder of this Agreement and any other Transaction Documents entered into by the Selling Shareholder. The execution, delivery and performance by the Selling Shareholder of this Agreement and the other Transaction Documents to which he is, or will be, a party will not, with or without the giving of notice or the passage of time, or both, (i) violate any provision of law to which the Selling Shareholder is subject, (ii) violate any order, judgment or decree applicable to the Selling Shareholder, or (iii) conflict with, or result in a breach or default under any agreement or instrument to which the Selling Shareholder is a party or by which the Selling Shareholder or any property of such Selling Shareholder is otherwise bound or subject. The Selling Shareholder is the sole legal and beneficial owner of the Sale Shares set out opposite his name in the columns named “H1 2015 Shares, #”, “Preference 2 Shares, #”, “H 2018 Shares, #”, “H 2019 Shares, #” and “H 2020 Shares, #” of Exhibit A to Schedule 7. There is no option, right to acquire, mortgage, charge, pledge, lien or other form of Third Party Right over or affecting the Sale Shares or any of them and there is no agreement or commitment to give or create any and no claim has been made by any person to be entitled to any. The Selling Shareholder: (i) has not had a bankruptcy petition presented against him or been declared bankrupt; (ii) has not been served with a statutory demand, and is able to pay any debts within the meaning of the Insolvency Act 1986; (iii) has not entered into, and has not proposed to enter into, any composition or arrangement with, or for, his creditors (including an individual voluntary arrangement); and (iv) has not been subject to any other event analogous to the foregoing in any jurisdiction.

51 SCHEDULE 5 Conditions UK regulatory conditions 1.1 The Appropriate Regulator either: (a) having given written notice that it approves the Investor and each other person required to give notice under section 178 of FSMA in connection with the subscription and the sale and purchase envisaged by the Agreement acquiring control (as envisaged by FSMA, and read where applicable in conjunction with the FSMA (Controllers)(Exemptions) Order 2009); or (b) being treated in accordance with section 189(6) of FSMA as having approved the Investor and each other relevant person acquiring control, of each of Ark MA and AHU. 1.2 The Council of Lloyd’s having given written notice in accordance with paragraph 43 of the Underwriting Byelaw (No 2 of 2003) that it consents to the Investor (and each other person who will upon Completion become a controller of Ark MA) acquiring control of Ark MA, where “controller” and “control” for the purposes of this paragraph shall have the meanings given in the Definitions Byelaw (No 7 of 2005). 1.3 The Council of Lloyd’s having given written notice in accordance with paragraph 12 of the Membership Byelaw (No 5 of 2005) that it consents to the Investor (and each other person who will upon Completion become a controller of the Corporate Members) acquiring control of the Corporate Members, where “controller” and “control” for the purposes of this paragraph shall have the meanings given in the Definitions Byelaw (No 7 of 2005). Bermuda regulatory conditions 2.1 The written consent of the BMA to the issuance of the Subscription Shares to the Investor pursuant to the Exchange Control Act 1972 of Bermuda and the rules and regulations thereunder. 2.2 The written consent of the BMA to the transfer of the Sale Shares to the Investor pursuant to the Exchange Control Act 1972 of Bermuda and the rules and regulations thereunder. 2.3 The BMA giving notice in writing that it has no objection to the proposed change of shareholder controller of GAIL pursuant to section 30D of the Bermuda Insurance Act (or the time for notifying an objection has lapsed without the BMA having served a written notice of objection).

52 2.4 Advance written notification having been given to the BMA by GAIL of the proposed change in controller, directors and officers pursuant to section 30J of the Bermuda Insurance Act. 2.5 The BMA giving written notice that it consents to GAIL becoming a Class 4 reinsurer under the Bermuda Insurance Act. Lender consents The Company having either: (i) obtained each of the consents and/or waivers under the terms of any of the Group’s financing arrangements; or (ii) otherwise refinanced any of the Group’s financing arrangements, on terms that ensure that the transactions contemplated by the Transaction Documents are permitted, provided that if the Group’s financing arrangements are refinanced after the date of this Agreement they are refinanced on terms that are substantially the same or more favourable to the Group than the terms of the financing arrangements as at the date of this Agreement or are on terms that have otherwise been consented to by the Investor in writing. Letters of credit 4.1 The $45,000,000 letter of credit facility available to the Group Companies as at the date of this Agreement pursuant to the Amendment and Restatement Agreement dated 7 November 2019 among, inter alios, the Company, Group Ark Insurance Holdings Limited and Lloyd’s Bank plc relating to a $60,000,000 facilities agreement dated 27 November 2013, as previously amended and restated on 25 November 2014, 24 November 2015 and 8 November 2017 (the “Facilities Agreement”) remaining available to the Group Companies. 4.2 The Company, or another Group Company, having entered into a letter of credit facility amending and restating the terms of the Facilities Agreement so as to, inter alios, increase the commitments available to the Group Companies at Completion to at least $150,000,000 (such amount including the $45,000,000 already available to the Group Companies under the Facilities Agreement), and related security documents. A.M. Best rating A.M. Best Company issuing an indicative letter to the Company (on the basis of assumptions and capital requirements that are not inconsistent in any material respect with the Group Long-Term Business Plan) which indicates that it will issue a financial strength rating of “A-” or higher for GAIL and that the sole condition precedent to its issuing such a rating is that Completion must first take place, except to the extent that it can be reasonably demonstrated by the Company to the Investor that the sole reason given by A.M. Best Company for not issuing such a letter is that the Investor’s commitment to the Company will be less than US$800,000,000 at Completion.

53 Delivery of documents The Company having delivered into escrow to the Investor’s Solicitors and to the satisfaction of the Investor all documents and items required to be delivered by the Company at Completion pursuant to paragraph 1 of Part A of Schedule 2. MAC Event Condition None of the following having occurred: (a) any Founding Shareholder who is a SMF Holder of any Group Company committing a breach of relevant regulatory obligations that results in, or is sufficiently material that it would reasonably be expected to result in, either (i) a Group Company ceasing to consider the individual fit and proper to be an SMF Holder in respect of that Group Company or (ii) the PRA or FCA (as appropriate) cancelling, imposing restrictions on, or issuing a prohibition order concerning that individual’s SMF Holder status; or (b) a Material Adverse Effect, provided that for the purposes of this paragraph (b), a Material Adverse Effect shall not include the effect on the Group of any event, change, circumstance, effect, development or state of facts to the extent it results from or arises out of: (i) general political or economic conditions (including changes in interest rates or exchange rates) or securities, credit, financial or capital markets conditions, in each case in any jurisdiction; (ii) changes or conditions generally affecting the industries or businesses, or segments thereof, in which the Group operates or in which products or services of the Group are used or distributed; (iii) any change in Applicable Law or accounting principles applicable to the Group (or authoritative interpretation of any of the foregoing) or the enforcement thereof; (iv) the negotiation, execution, announcement, pendency or performance of this Agreement, the Transaction Documents or the consummation of the transactions contemplated by the Transaction Documents and the identity of, or any other facts or circumstances specifically and particularly relating to, the Investor or its affiliates, including: (A) effects relating to compliance with covenants contained herein or the failure to take any action as a result of any restrictions or prohibitions set forth herein; and (B) any adverse effect caused by:

54 (1) the impact on the relationships of the Group with customers, suppliers, distributors, partners, governmental authorities or employees; or (2) shortfalls or declines in revenue, margins or profitability; (v) any acts of war, armed hostilities, sabotage, cyberattacks or terrorism, or any escalation or worsening of any acts of war, armed hostilities, sabotage or terrorism; (vi) earthquakes, wildfires, tornados, hurricanes, floods or other natural disasters; (vii) any Contagion Event, or any worsening of a Contagion Event or related matters existing as of the date of this Agreement, or any declaration of martial law, quarantine or similar directive, policy or guidance or other action by any governmental authority in response thereto; (viii) any failure by the Group to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period (it being understood that the event, change, circumstance, effect, development or state of facts giving rise or contributing to such failure that are not otherwise excluded pursuant to another clause of this definition may be deemed to constitute or be taken into account in determining whether there has been or would reasonably be likely to have a Material Adverse Effect); (ix) the credit, financial strength, claims paying or other ratings (other than the facts underlying any such ratings) of the Group (it being understood that the event, change, circumstance, effect, development or state of facts giving rise or contributing to such ratings that are not otherwise excluded pursuant to another clause of this definition may be deemed to constitute or be taken into account in determining whether there has been or would reasonably be likely to have a Material Adverse Effect); or (x) any action taken or omitted to be taken by the Company at the written request of the Investor, except, in the case of the foregoing clauses (i), (ii), (iii), (v), (vi) and (vii), to the extent that such event, change, circumstance, effect, development or state of facts (a) affects the Group as a whole, in a materially disproportionate manner when compared to the effect of such event, change, circumstance, effect, development or state of facts on other businesses engaged in the industries in which the Group operates and (b) with respect to the foregoing clause (vii) only, relates solely to insurance policies written after 1 April 2020.

55 Employment Condition Each of the Founding Shareholders: (a) continuing to be a full-time employee of Ark MA; and (b) not having given notice of termination of his employment with Ark MA for any reason and there being no facts or circumstances that could reasonably be expected to cause such Founding Shareholder to give notice of termination of his employment with Ark MA for any reason. No Illegality Condition No Applicable Law or Order enacted, entered, promulgated, enforced or issued by any Governmental Entity preventing the completion of the transactions contemplated by the Transaction Documents is in effect, and no judicial or administrative action, suit, investigation, mediation, arbitration, or other legal proceeding has been commenced by any Governmental Entity for the purpose of restraining or prohibiting the completion of such transactions. Z Shares Condition Neither of the following having occurred: (a) a disposal of any Z Share by any Founding Shareholder to any person; and (b) the service of a notice to complete a transfer of one or more Z Shares under any Trustee Sale Agreement.

56 SCHEDULE 6 Completion Accounts Part A: Preparation and determination of Completion Accounts Preparation and Review of Completion Accounts The Founding Shareholders shall procure the preparation by the Company of a consolidated balance sheet of the Company as at 31 December 2020 substantially in the form set out in Part D of this Schedule including a completion statement specifying the Actual Tangible Book Value (together, the “Draft Completion Accounts”). The Draft Completion Accounts and the Completion Accounts shall be prepared in accordance with Parts B and C of this Schedule. Each of the Founding Shareholders and the Investor may (but neither is obliged to) instruct the Company’s Accountants or the Investor’s Accountants (as applicable) to assist with the preparation or review of the Draft Completion Accounts. The Draft Completion Accounts shall be delivered to the Investor by the Founding Shareholders during (and not before) the period of five Business Days immediately following the date on which the Company’s board of directors approves the 2020 Audited Accounts. Save in accordance with the provisions of paragraph 10 of Part A of this Schedule, no amendment shall be made to the Draft Completion Accounts after their delivery to the Investor in accordance with paragraph 4. The Founding Shareholders and the Company shall give such assistance and access to information, personnel (who shall be instructed to co-operate and give prompt information and explanations), premises, Books and Records, calculations and working papers as the Investor or the Investor’s Accountants and advisers may reasonably request in connection with their review of the Draft Completion Accounts and the finalisation of the Completion Accounts in accordance with this Schedule. The Investor may dispute the Draft Completion Accounts by notice in writing delivered to the Founding Shareholders within 40 Business Days of receiving the Draft Completion Accounts specifying in reasonable detail the matters which are in dispute (the “Dispute Notice”). Only those matters specified in the Dispute Notice shall be treated as being in dispute (the “Disputed Items”) and no amendment may be made by any party, or any Expert appointed pursuant to paragraph 10(b), to any matters which are not Disputed Items. Finalisation of Completion Accounts If the Investor does not serve the Dispute Notice under paragraph 7, the Draft Completion Accounts shall constitute the Completion Accounts.

57 If the Investor does serve the Dispute Notice under paragraph 7, then the Investor and the Founding Shareholders shall use their reasonable endeavours to resolve the matters in dispute and either: (a) if the Investor and the Founding Shareholders reach agreement on the matters in dispute within 20 Business Days of the Dispute Notice being served (or such longer period as the Investor and the Founding Shareholders may agree in writing), the Draft Completion Accounts shall be amended to reflect such agreement and shall then constitute the Completion Accounts; or (b) if the Investor and the Founding Shareholders do not reach agreement in accordance with sub-paragraph (a) above, the Investor or the Founding Shareholders may refer the matters in respect of which disagreement remains: (i) to such individual at the London office of an independent firm of chartered accountants of international repute as the Investor and the Founding Shareholders may agree; or (ii) failing such agreement within 10 Business Days after the expiry of the period described in sub-paragraph (a) above, to such independent firm of chartered accountants of international repute in London as the President of the Institute of Chartered Accountants in England and Wales may, on the application of either the Investor or the Founding Shareholders, nominate (the “Expert”), on the basis that the Expert is to make a decision on the dispute and notify the Investor and the Founding Shareholders of its decision within 20 Business Days of the later of (x) the last request for information by the Expert under paragraph 12(g); and (y) the deadline for providing written comments on the other party’s written submission to the Expert under paragraph 12(f), or such longer reasonable period as the Expert may determine. The Company shall bear its own costs and the costs of the Investor with respect to the preparation and finalisation of the Completion Accounts. In any reference to the Expert in accordance with paragraph 10: (a) the Expert shall act as an expert and not as an arbitrator and shall be directed to determine any dispute by reference to Parts B and C of this Schedule; (b) if and to the extent that the dispute relates to any matter of legal interpretation (including contractual interpretation), the Expert shall obtain legal advice on such matter before making a decision on the dispute; (c) the decision of the Expert shall, in the absence of fraud or manifest error, be final and binding on the parties and the Completion Accounts shall be the Draft Completion Accounts amended as necessary to reflect the decision of the Expert and, as amended, signed by the Expert; (d) the costs of the Expert shall be paid by the Company; (e) the Founding Shareholders (acting together) and the Investor shall each be entitled to make a written submission to the Expert, such submission to be made within 10 Business Days of the date on which the Expert receives the reference (and a copy of such submission shall be provided to the other party once the

58 Expert has received submissions from both the Investor and the Founding Shareholders, or once the deadline for making such submissions under this sub- paragraph (e) has passed); (f) the Founding Shareholders (acting together) and the Investor shall each be entitled to provide written comments on the other party’s written submission to the Expert, such comments to be provided within 10 Business Days of the date on which the written submission of the other party is received (and a copy of such comments shall be provided to the other party once the Expert has received comments from both the Investor and the Founding Shareholders, or once the deadline for making such comments under this sub-paragraph (f) has passed); and (g) each party shall co-operate with the Expert and respectively provide or procure the provision to the Expert of all such information as the Expert shall reasonably require including by their respective advisers. Following determination of the Completion Accounts, the amount of the Actual Tangible Book Value shall be determined by reference to the Completion Accounts.

59 Part B: Accounting policies, principles, practices, bases and methodologies 1. The Completion Accounts shall be prepared initially by reference to the final audited consolidated financial statements of the Group as of and for the year ended December 31, 2020, which accounts shall be revised in good faith to the extent necessary to make them consistent with, and as if originally prepared in accordance with: (a) the specific accounting principles, policies, practices, methodologies and estimation techniques set out in Part C of this Schedule; (b) subject to paragraph 1(a), the accounting principles, policies, practices, methodologies and estimation techniques actually applied in practice in the preparation of the 2019 Audited Accounts; and (c) subject to paragraphs 1(a) and (b), UK GAAP in force and applicable as at 31 December 2019. For the avoidance of doubt, paragraph 1(a) shall take precedence over paragraphs 1(b) and 1(c), and paragraph 1(b) shall take precedence over paragraph 1(c).

60 Part C: Specific accounting policies, practices and policies 1. The Net Claims Reserve shall be no less than the aggregate best estimate of such Net Claims Reserve determined by EY LLP as third party actuaries to the Group (or, if EY LLP is unwilling or unable to act, such other third party actuary) in the statement of actuarial opinion for the period ended 31 December 2020. 2. The carrying value of investments shall be their fair market value at 11:59pm on 31 December 2020 (the “Effective Time”) (such value as provided, where applicable, by the Syndicate’s asset managers as at the Effective Time). No items classified within intangible assets in the 2019 Audited Accounts, the GAIL Fair Value Asset or that are otherwise in the nature of intangible assets shall be reclassified to, or included in, the Actual Tangible Book Value. 3. Full provision or full impairment shall be made against any asset (including, but not limited to, any investments, receivables and reinsurance assets) where the relevant counterparty is in liquidation, administration or bankruptcy on or prior to the time the Founding Shareholders deliver the Draft Completion Accounts to the Investor (the “Delivery Time”), to the extent they remain unpaid at the Delivery Time. 4. Assets relating to any reinsurer’s share of gross claims reserves and reinsurer’s share of claims paid shall be provided for on a basis consistent with paragraph 1(b) of Part B of this Schedule, provided always that the aggregate provision against reinsurance assets shall not be less than the aggregate of (a) 1% of the gross value of such reinsurance assets (excluding for these purposes reinsurance, assets receivable from existing providers of third party capital to the corporate members) and (b) reinsurance assets (other than reinsurance arrangements which are related solely to the provision of FAL) that are not rated at least A- in excess of the collateral held by the Group in respect of the same. 5. The Actual Tangible Book Value shall include a liability in respect of bonuses and incentives (including Tax thereon) for the full amount that is to be paid to employees for the performance year 2020. 6. Any transaction-related costs or fees (including Tax thereon) (other than those such costs or fees in respect of this transaction or the transaction code-named Project Commando) shall be included as a liability in the Actual Tangible Book Value to the extent payable by the Group Companies after the Effective Time. 7. No accruals for transaction-related costs or fees (including Tax thereon) in respect of this transaction or the transaction code-named Project Commando shall be reflected as liabilities in the Actual Tangible Book Value. 8. Any funds drawn under the Interim FAL Provision Agreement on or prior to the Effective Time shall be included as a liability in the Actual Tangible Book Value. 9. No amount shall be included as an asset in the Actual Tangible Book Value in respect of any amount owed to the Group Companies by the Existing Shareholders or their Related Persons, except to the extent such amounts have been received in cash by a Group Company prior to the Delivery Time.

61 10. No asset shall be included in the Actual Tangible Book Value in respect of any sale of Group Companies (including AUI) after the Effective Time. 11. A liability shall be included in the Actual Tangible Book Value equal to the aggregate of any transfers of value from the Group Companies to, or for the benefit of, any Existing Shareholders or their Related Persons (other than the Group Companies) between the Effective Time and Completion, including any dividends, return of capital, appropriations of profits, payments made or liabilities incurred or assumed or any assets, rights or benefits transferred or obligations waived, discounted or deferred, in each case other than non-discretionary payments that are unrelated to this transaction and are made pursuant to their terms of employment at the date of this Agreement.

62 Part D: Consolidated Balance Sheet $m Actual Tangible Book Value Excluded Investments X Investments in subsidiaries, goodwill and other intangibles X GAIL Fair Value Asset X Technical provisions - RI claims X Technical provisions - UEP X Insurance debtors X Cash and deposits X Deferred acquisition costs X Other assets X Total assets X X Technical provisions - claims (X) Technical provisions - UEP (X) Subordinated debt (X) Bank debt (X) Insurance creditors (X) Other liabilities (X) Total Liabilities (X) (X) Net assets (X)/(X) (X)/(X) For the avoidance of doubt, the accounting policies and principles set out in Parts B and C of this Schedule and the definitions in Clause 1 of this Agreement shall take precedence over the format of the completion statement in this Part D of this Schedule.

63 SCHEDULE 7 Selling Shareholders and Share Cap Table Schedule 7, Exhibit A: Sale Shares & Sale Shares Consideration Notice Details Sale Shares, # & Sale Shares Consideration, $ Selling Shareholders address attention of email H1 2015 Shares, # H1 2015 Shares, $ Preference 2 Shares, # Preference 2 Shares, $ H 2018 Shares, # H 2018 Shares, $ H 2019 Shares, # H 2019 Shares, $ H 2020 Shares, # H 2020 Shares, $ total shares, # total, $ Ian Beaton [Redacted] Ian Beaton [Redacted] 386,341 $7,513,139.64 121,788 $5,010,471.00 - - - - - - 508,129 $12,523,610.64 Nicholas Bonnar [Redacted] Nicholas Bonnar [Redacted] 386,341 $7,513,139.64 121,788 $5,010,471.00 - - - - - - 508,129 $12,523,610.64 [Redacted] [Redacted] [Redacted] total 1,240,295 $45,048,412.63 [Redacted] [Redacted] Schedule 7, Exhibit B: Capitalization Table at Completion Before (i) Tangible Book Value adjustment, (ii) C Ordinary Shares issuance and (iii) C1 Ordinary Shares issuance vested shares, # unvested shares, # Selling Shareholders shares vested unvested total shares shareholders A Ordinary A4 Ordinary A5 Ordinary A6 Ordinary A1 Ordinary A2 Ordinary A3 Ordinary Z B1 Ordinary B3 Ordinary Z1 A+ Ordinary, # A+ Ordinary, % shares, # shares, # # % Bridge Holdings (Bermuda) Ltd 6,000,000 162,572 100,209 200,012 - - - - - - - - - 6,462,793 - 6,462,793 61.72% Ian Beaton - - - - 129,803 18,309 - 908,621 78,777 - 551,439 1,056,733 42.13% 1,056,733 630,216 1,686,949 16.11% Nicholas Bonnar - - - - 129,803 18,309 - 908,621 78,777 - 551,439 1,056,733 42.13% 1,056,733 630,216 1,686,949 16.11% [Redacted] total 6,000,000 162,572 100,209 200,012 259,606 36,618 394,731 1,817,242 157,554 239,567 1,102,878 2,508,197 100.00% 8,970,990 1,499,999 10,470,989 100.00%

64 SCHEDULE 8 Form of Deed of Substitution THIS DEED is made on [] by [], a company incorporated in [] under registered number [] whose [registered / principal] office is at [] (the “New Investor”). WHEREAS: This Deed is entered into in compliance with the terms of clause [13] of a subscription and purchase agreement dated [] made between (i) Ark Insurance Holdings Limited (the “Company”), (ii) Bridge Holdings (Bermuda) Ltd (the “Investor”), (ii) White Mountains Insurance Group, Ltd, and (iii) certain shareholders of the Company, as such agreement may be amended from time to time (the “Agreement”). THIS DEED WITNESSES as follows: 1. The New Investor undertakes to adhere to and be bound by the provisions of the Agreement, and to perform the obligations imposed on the Investor by the Agreement, in all respects as if the New Investor were a party to the Agreement from and including [date of Agreement] and named therein as the Investor. 2. This Deed is made for the benefit of the New Investor and the original parties to the Agreement. 3. The New Investor warrants to the Company that each of the Investor Warranties is true and accurate as at the date of this Agreement. 4. The notice details of the New Investor for the purposes of clause [ 14.26] of the Agreement are as follows: Party Address For the attention of E-mail address [] [] [] [] 5. This Deed and any non-contractual obligations arising out of or in connection with it (including any non-contractual obligation arising out of the negotiation of the transactions contemplated by this Agreement) are governed by and shall be construed in accordance with English law. 6. The courts of England shall have exclusive jurisdiction to hear and decide any suit, action or proceedings (including any non-contractual dispute or claim), and/or to settle any disputes, which may arise out of or in connection with this Deed (respectively, “Proceedings” and “Disputes”) and, for these purposes, each party irrevocably submits to the jurisdiction of the courts of England. Each party irrevocably waives any objection

65 which it might at any time have to the courts of England being nominated as the forum to hear and decide any Proceedings and to settle any Disputes and agrees not to claim that the courts of England are not a convenient or appropriate forum for any such Proceedings or Disputes and further irrevocably agrees that a judgment in any Proceedings or Disputes brought in the courts of England shall be conclusive and binding upon the parties and may be enforced in the courts of any other jurisdiction. IN WITNESS of which this Deed has been executed and delivered by the New Investor on the date which first appears above. [Signature block]